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                                                                    Exhibit 10.9

                                    L E A S E

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                              THE 44 BC REALTY LLC

                                                  Landlord

                                     -with-

                POLESTAR FORTY-FOURTH PROPERTY ASSOCIATES LLC

                                                  Tenant

                          Premises: 19 West 44th Street
                                    New York, New York

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                                      INDEX
                                      -----

Article                                                                   Page
-------                                                                   ----

1.  DEFINITIONS..............................................................1

2.  DEMISE AND TERM; STATUS OF TITLE.........................................7

3.  RECORDATION OF LEASE.....................................................8

4.  LANDLORD COVENANTS RE:  COOPERATION/POWER OF ATTORNEY....................9

5.  FIXED RENT..............................................................10

6.  NET LEASE...............................................................11

7.  PAYMENT OF IMPOSITIONS..................................................11

8.  DEPOSITS FOR REAL ESTATE TAXES..........................................13

9.  USE; COMPLIANCE WITH LAWS; ETC..........................................14

10. UTILITIES AND SERVICES..................................................16

11. INDEMNIFICATION.........................................................17

12. MAINTENANCE AND REPAIRS.................................................18

13. MECHANICS' AND OTHER LIENS..............................................19

14. ALTERATIONS.............................................................19

15. CONDITIONS FOR TENANT'S WORK............................................20

16. INSURANCE...............................................................21

17. DAMAGE OR DESTRUCTION...................................................23

18. CONDEMNATION............................................................27

19. APPORTIONMENTS..........................................................28


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20. CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS............................30

21. QUIET ENJOYMENT.........................................................33

22. SURRENDER OF PREMISES...................................................34

23. ASSIGNMENT AND SUBLETTING...............................................34

24. LEASEHOLD MORTGAGES.....................................................36

25. SUBLEASES - ATTORNMENT..................................................43

26. ESTOPPEL CERTIFICATES...................................................44

27. WAIVER OF JURY TRIAL....................................................45

28. SUBORDINATION/NON-DISTURBANCE...........................................45

29. NON-MERGER..............................................................46

30. EXCAVATION ON ADJOINING PROPERTY; ENCROACHMENTS.........................46

31. LIMITATION OF LIABILITY.................................................46

32. EXHIBITION OF DEMISED PREMISES..........................................47

33. BROKER..................................................................47

34. LANDLORD COVENANTS/REFINANCING..........................................48

35. NOTICES, ETC............................................................50

36. INDEX AND CAPTIONS......................................................51

37. VAULTS..................................................................51

38. RIGHT OF SET-OFF/TENANT REMEDIES........................................51

39. INVALIDITY OF PARTICULAR PROVISION......................................54

40. AUTOMATIC EXTENSION OF TERM.............................................54

41. MISCELLANEOUS PROVISIONS................................................55


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42.  FURTHER ASSURANCES.....................................................57

43.  COVENANTS BINDING ON RESPECTIVE PARTIES................................57

44.  ARBITRATION............................................................57

45.  RIGHT TO PURCHASE AFTER TERMINATION....................................57

EXHIBITS
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Exhibit A - Description of Land...............................................
Exhibit B - Memorandum of Lease...............................................
Exhibit C - Exceptions to Non-Recourse........................................
Exhibit D - Pre-Existing Environmental Matters................................
Exhibit E - Jewish Holidays...................................................
Exhibit F - Permitted Encumbrance.............................................

Schedules
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Schedule A - Fixed Annual Rent
Schedule B - Fixed Annual Rent During Extension Term
Schedule C - Leases


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            THIS LEASE (this "Lease") made as of the ____ day of February, 1998 between THE 44 BC REALTY LLC, a Delaware limited liability company having an office c/o Prince Management Corp., 498 Seventh Avenue, New York, New York 10036 (hereinafter called "Landlord"), and POLESTAR FORTY-FOURTH ASSOCIATES LLC, a Delaware limited liability company having an office c/o NorthStar Capital Partners LLC, 527 Madison Avenue, New York, New York 10022 (hereinafter called "Tenant").

                              W I T N E S S E T H :

                             ARTICLE 1. DEFINITIONS

      Section 1.1. For the purposes of this lease, unless the context otherwise requires, the following words and terms shall have the meanings indicated:

            1.1.1. Additional Rent (whether or not the initial letters are capitalized): All rent, additional rent and other charges and sums payable by Tenant under or in respect of this lease, whether payable to Landlord or any other Person, including but not limited to interest, principal and other charges to be paid to the Fee Mortgagee, pursuant to the terms of the Fee Mortgage, but excluding Fixed Annual Rent.

            1.1.2. Affiliate: A Person directly or indirectly controlling, controlled by or under common control with any other Person; or, in the case of an individual, a member of that Person's immediate family.

            1.1.3. Agreement: That certain Agreement dated as of January 14, 1998 between BC and FS Realty Corp., as owners, and NS 417/44 LLC, an affiliate of Tenant, pursuant to which the parties agreed, among other things, to execute this lease and the Option Agreement.

            1.1.4. Air Rights: All air rights or development rights, or both, if any, now pertaining to or hereinafter transferred to the Land.

            1.1.5. BC: The 44th B.C. Realty Corp., a New York corporation that is the 99% managing member of Landlord.

            1.1.6. Building: All buildings, structures and improvements heretofore or hereinafter erected on the Land or any part thereof, together with all alterations, additions, improvements, repairs, restorations and replacements thereof (including, without limitation, vaults).


            1.1.7. Building Equipment: All machinery, apparatus, equipment and fixtures of every kind and nature whatsoever heretofore or hereafter attached to or used in connection with the operation or maintenance of the Building, including, but not limited to, all heating, lighting, and power equipment, engines, pipes, pumps, tanks, motors, conduits, plumbing, cleaning, fire prevention, refrigeration, ventilating, air-cooling and air-conditioning equipment and apparatus, elevators, ducts and compressors, and any and all alterations, additions, improvements, restorations and replacements of any thereof; but excluding, however, (i) property of any subtenant or other occupant of any portion of the Building, other than Tenant, which each such subtenant or other occupant may be authorized to remove from the Building upon and subject to the terms and conditions of its sublease, (ii) property of contractors servicing the Building, and
            (iii) improvements for water, gas and electricity and other similar equipment or improvements owned by any public utility company or any governmental agency or body.

            1.1.8. Business Days: Mondays, Tuesdays, Wednesdays, Thursdays and Fridays that do not fall on Holidays.

            1.1.9. Commencement Date: Defined in Section 2.1.

            1.1.10. Control: Possessing directly or indirectly, the power to direct or to cause the directing of the management policies of the entity in question, whether through the ownership of a majority of voting securities or a majority of partnership interests.

            1.1.11. Demised Premises: The Land, the Building and the Building Equipment, together with (i) all rights, benefits (choate or inchoate) privileges and easements now or hereafter pertaining thereto including, without limitation, all copyrights, trademarks, service names and other marks and any claims or awards in favor of Landlord in respect of the Land, the Building and/or the Building Equipment from and after the date of this Lease except as otherwise apportioned hereunder; (ii) all Air Rights, including the right to use said Air Rights in connection with the construction, operation and maintenance of the Building, or any addition to the Building;
            (iii) all leases, agreements, tenant files and all correspondence relating to the Demised Premises in Landlord's possession; (iv) all permits, certificates, approvals, authorizations, variances and covenants; and (v) all architectural, mechanical, engineering and other plans and specifications in Landlord's possession pertaining to the use, operation and maintenance of the Land, Building and Building Equipment or any part thereof.

            1.1.12. Depository: a Lending Institution having its principal office in the City of New York which is designated by the Person Entitled to Demand Security, or the Tenant.


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            1.1.13. Event of Default: Defined in Section 20.1.

            1.1.14. Fee Mortgage: Any present or future mortgage(s) on all or any part of the fee title to the Demised Premises or any loan to Landlord that has been effectuated by Tenant (it being understood that Tenant has the ability to obtain one or more Fee Mortgages, provided such Fee Mortgages comply with the provisions of Article 34 hereof), and any holder thereof (or of any one of them) or any holder of a loan to Landlord that has been effectuated by Tenant is herein sometimes called a AFee Mortgagee".

            1.1.15. Fixed Annual Rent: Defined in Section 5.1.

            1.1.16. 44 Premises: That certain premises, including all improvements thereon, located at 19 West 44th Street, New York, New York.

            1.1.17. Holidays: Those days listed on Exhibit E attached hereto as well as New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas, and any other days on which there is no regular United States postal service and the New York Stock Exchange (or any successor thereto) is closed.

            1.1.18. Immediate Family: A parent, spouse or child or a trust for the benefit of any of them.

            1.1.19. Impositions: Defined in Section 7.1.

            1.1.20. Insurance Requirements: The requirements of any insurer of the Demised Premises, and the requirements of the local Board of Fire Underwriters insofar as they pertain to the Demised Premises.

            1.1.21. Land: All that certain plot, piece or parcel of land situate, lying and being in the City, County and State of New York described in Exhibit A attached hereto and made a part hereof.

            1.1.22. Landlord: The owner at the time in question of Landlord's interest under this lease so that, in the event of any permitted transfer of Landlord's entire interest in the Demised Premises, the transferor, grantor or assignor shall be and hereby is entirely relieved and freed of all of its obligations hereunder, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to perform and observe all obligations of the transferor, grantor or assignor hereunder, whether then accrued or thereafter accruing.


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            1.1.23. Lease Interest Rate: Defined in Section 5.4 hereof.

            1.1.24. Landlord Deficiency Amount: Defined in the Option Agreement.

            1.1.25. Leasehold Mortgage: Any mortgage which is a lien on the leasehold estate created under this lease or any subleasehold estate as contemplated in Section 24.1 hereof, as the same may be renewed, extended, modified, consolidated and replaced from time to time, provided that such mortgage and any renewal, extension, modification, consolidation or replacement thereof, has been made in accordance with and complies with the provisions and conditions of
            Article 24; and the holder thereof is herein sometimes called a ALeasehold Mortgagee." The first lien Leasehold Mortgage is referred to herein as the "First Leasehold Mortgage," and the holder thereof is sometimes referred to herein as the "First Leasehold Mortgagee."

            1.1.26. Legal Requirements: All laws, statutes and ordinances (including, but not limited to, building codes and zoning regulations and ordinances), and the orders, rules, regulations and requirements of all Federal, State and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, whether now or hereafter in force, which may be applicable to the Demised Premises, or any part thereof, or the use or manner of use of all or any part of the Demised Premises, or the sidewalks or curbs adjacent thereto.

            1.1.27. Lending Institution: (i) Any savings bank or commercial bank, trust company, savings and loan association, insurance company, bulge bracket investment bank, real estate investment trust or pension fund, or any other Person whose loans are regulated by any Federal or State law, agency or department thereof, having assets in excess of One Hundred Million ($100,000,000) Dollars or any wholly owned subsidiary of any of the foregoing and (ii) Tenant or an Affiliate of Tenant.

            1.1.28. Master Sublease: Defined in Section 23.1 hereof.

            1.1.29. Master Sublessee: The owner at the time in question of the Master Sublessee's interest under the Master Sublease or any Leasehold Mortgagee or any nominee or designee of such Leasehold Mortgagee which shall have obtained a new lease pursuant to Article 24 hereof in respect of such Master Sublease and the successors and assigns of such Leasehold Mortgagee, nominee or designee, so that from and after any sale, assignment or other transfer of any Master Sublessee's interest in this lease, as permitted pursuant to the provisions hereof, the transferor, grantor or assignor shall be and hereby is entirely relieved and freed of all of its obligations hereunder, and it shall be deemed without further

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            agreement between the parties that such grantee, transferee or assignee has assumed and agreed to perform and observe all obligations of the transferor, grantor or assignor hereunder, whether then accrued or thereafter accruing.

            1.1.30. Mortgage: Any Fee Mortgage and/or any Leasehold Mortgage, as the case may be.

            1.1.31. Mortgagee: The holder of any Fee Mortgage (or the holder of any loan to Landlord that has been effectuated by Tenant), and/or the holder of any Leasehold Mortgage, as the context shall require.

            1.1.32. NS Member: PoleStar Forty-Fourth Holding LLC, a Delaware limited liability company that is the one (1%) percent member of Landlord, its successors and assigns.

            1.1.33. Non-Permitted Encumbrance: shall mean any title matter other than a Permitted Encumbrance.

            1.1.34. Operating Agreement: The Amended and Restated Limited Liability Company Agreement of Landlord dated of even date herewith between BC and NS Member.

            1.1.35. Option: as defined in the definition for Option Agreement hereunder.

            1.1.36. Option Agreement: shall mean that certain agreement dated of even date herewith between Landlord, as Optionor and Optionee, pursuant to which Landlord has granted Optionee an irrevocable Option (the "Option") to purchase the Demised Premises pursuant to the terms thereof.

            1.1.37. Option Closing: shall mean the closing under the Option Agreement pursuant to the terms thereof.

            1.1.38. Option Payments: shall have the meaning given such term in the Option Agreement.

            1.1.39. Optionee: shall mean PoleStar Forty-Fourth Optionee LLC, a Delaware limited liability company, its successors and assigns.

            1.1.40. Permitted Encumbrance: shall mean the matters listed on Exhibit F attached hereto.

            1.1.41. Person (whether or not the initial letter is capitalized): A natural person or persons, a partnership, a limited liability company or partnership, a corporation, and any other form of business or legal association or entity.

            1.1.42. Person Entitled to Demand Security: the holder of any Mortgage (or loan to Landlord that has been effectuated by Tenant, as the context shall so require).

            1.1.43. possession of Landlord: shall be deemed to include possession by Landlord and any managing agent at the Demised Premises and their respective employees, agents, counsel and representatives.

            1.1.44. Purchase Right: shall mean that certain Interest Purchase Option in favor of the NS Member pursuant to the terms of Section
            10.07 of the Operating Agreement.

            1.1.45. Refinancing: shall mean, with respect to any Mortgage or loan, as the context shall so require, an amendment, modification, supplement or refinancing of such Mortgage or loan; and if there is no Mortgage or loan at any point in time, shall mean obtaining such Mortgage or loan.

            1.1.46. Sublease (whether or not the initial letter is capitalized):
            All subleases and lettings written and oral, licenses, concessions, easements, occupancies or any other agreement for use or hire of all or any portion of the Demised Premises; and any person entitled to use all or any portion of the Demised Premises under any Sublease is herein sometimes called a "Subtenant."

            1.1.47. Tenant: Tenant shall mean the owner at the time in question of Tenant's interest under this lease or any Leasehold Mortgagee or any nominee or designee of such Leasehold Mortgagee which shall have obtained a new lease pursuant to Article 24 hereof and the successors and assigns of such Leasehold Mortgagee, nominee or designee, so that from and after any sale, assignment or other transfer of Tenant's interest in this lease, as permitted pursuant to the provisions hereof, the transferor, grantor or assignor shall be and hereby is entirely relieved and freed of all of its obligations hereunder, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to perform and observe all obligations of the transferor, grantor or assignor hereunder, whether then accrued or thereafter accruing.

            1.1.48. Tenant Transfer: shall mean any pledge, encumbrance, hypothecation, assignment, subletting or other transfer (whether voluntarily or by operation of law, directly or indirectly) by a Tenant, Master Sublessee or any subtenant.

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            1.1.49. Title Objection: shall mean a Title Objection, as defined in the Option Agreement.

            1.1.50. Unavoidable Delays: Any delays resulting from any acts of God, governmental restrictions or preemption, acts of war or public enemy, riot, rationing, civil commotion, storms, fire, floods, earthquakes, strikes, lockouts, embargoes and any other matter which shall be beyond the reasonable control of the party required to perform.

      Section 1.2. Various other words or terms which are defined in other Articles of this lease shall have the meanings specified in such other Articles for all purposes of this lease, unless the context otherwise requires.

                 ARTICLE 2.  DEMISE AND TERM; STATUS OF TITLE

      Section 2.1. Landlord, for and in consideration of the rents, additional rents, terms, covenants and conditions herein reserved and contained, does hereby demise, lease and grant to Tenant, and Tenant does hereby take and hire from Landlord, the Demised Premises upon and subject to the terms, covenants and conditions herein set forth and the following:

            (a) Conditions shown on survey by Francis K. Fords & Sons dated March 26, 1917 and last updated by visual examination by Earl B. Lovell, S.P. Belcher on December 8, 1997 and subject to any changes since said date;

            (b) Rights, if any, of tenants or occupants under the leases more particularly set forth in Schedule C (collectively, the "Leases");

            (c) Right or easement to maintain telephone wires, pipes, conduits, and other facilities, used by the City of New York or for public utilities, which enter or cross the Demised Premises;

            (d) Building restrictions and regulations in resolutions or ordinances adopted by the Board of Estimate and Apportionment of the City of New York, or any successor body, and all the amendments and additions thereto, now in force;

            (e) Present and future zoning laws, ordinances, resolutions and regulations of the City of New York and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal sovereigns now or hereafter having or acquiring jurisdiction of the Demised Premises and the use and improvement thereof;

            (f) Right, if any, to maintain vaults, vault spaces, tunnels, basements and sub-basement spaces, areas, structures, marquees or signs, beyond the building lines, to the extent not revoked by law or governmental authority;

            (g) The condition and state of repair of the Demised Premises as the same may be on the date of the commencement of the term of this lease;

            (h) All taxes, assessments, business improvement or similar district charges, water charges and sewer rents, accrued or unaccrued, fixed or not fixed, not yet due and payable;

            (i) The effect of all present and future municipal, state and federal laws, orders and regulations relating to lessees, sublessees or occupants of the Demised Premises, their rights and rentals to be charged for the use of the Demised Premises or any portion or portions thereof;

            (j) Violations of law, ordinances, orders or requirements that might be disclosed by an examination and inspection or search of the Demised Premises by any federal, state or municipal departments or authority having jurisdiction, as the same may exist on the date of the commencement of the term of this lease;

TO HAVE AND TO HOLD the Demised Premises for a term of twenty-five (25) years and twenty (20) days (the "Initial Term"), commencing on February 9, 1998 (the "Commencement Date") and expiring on February 28, 2023, unless this lease shall sooner terminate as hereinafter provided.

      Section 2.2. Tenant shall not permit any portion of the Demised Premises to be used by any person or persons or by the public, as such, at any time or times during the term of this lease, in such manner as might make possible a claim or claims of adverse use, adverse possession, prescription, dedication, or other similar claims of, in, to or with respect to the Demised Premises or any part thereof.

      Section 2.3. Landlord shall deliver possession of the Demised Premises to Tenant on the Commencement Date vacant and free of occupants, tenancies and rights to possession and enjoyment of others, subject to the Leases.

                         ARTICLE 3. RECORDATION OF LEASE

      Section 3.1. At Tenant's option, Tenant may record this lease and any amendments hereto. Concurrently with the execution and delivery of this lease, the parties shall execute, acknowledge and deliver a memorandum hereof in recordable form, prepared by Tenant, in the form annexed hereto as Exhibit B. With respect to each modification of this lease, the parties shall also execute, acknowledge and deliver a memorandum in recordable form, prepared by Tenant and containing such additional provisions as either party may reasonably require.


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                          ARTICLE 4. LANDLORD COVENANTS
                        RE: COOPERATION/POWER OF ATTORNEY

      Section 4.1. Landlord hereby covenants, acknowledges and agrees that, subject to the terms of this lease, Tenant shall have the right and authority to use, occupy and operate the Demised Premises as determined by Tenant in its sole discretion as permitted by law. In addition to Landlord's specific affirmative obligations set forth herein and in connection therewith, Landlord covenants and agrees that Landlord shall, in good faith, cooperate with Tenant in any manner reasonably required by Tenant, at no cost or expense to Landlord, in connection with any matter related to Tenant's use, occupancy and possession of the Demised Premises, including, without limitation, the leasing, operation, maintenance and financing of the Demised Premises, as well as with any Alterations (hereinafter defined).

      Section 4.2. In connection with Landlord's obligations set forth in
Section 4.1, and without in any way limiting the obligations in said Section 4.1, Landlord hereby irrevocably constitutes and appoints Tenant the free and lawful attorney of Landlord, from time to time, to execute, acknowledge, swear to and file any of the following:

            (a) Any memorandum of lease pursuant to the terms of Article 3 hereof or any other documents necessary for the recordation of same;

            (b) Any contests by Tenant of Impositions, or Legal Requirements and any certiorari proceedings, as provided in Sections 7.4, 7.7 and 9.4 hereof, respectively;

            (c) Settlements and collection of proceeds with respect to casualty and condemnation, as provided in Articles 17 and 18 hereof;

            (d) Estoppel Certificates as provided in Article 26 hereof;

            (e) Any utility easements or other easements reasonably deemed necessary by Tenant to use, occupy and operate the Demised Premises; and

            (f) Any building permit, applications, applications required by applicable law or other documents required in connection with any Alterations or the use, occupancy and operation of the Premises.

            (g) Any agreements required in order to merge any zoning lots with or over the Demised Premises;

            (h) Any documents evidencing or securing any Fee Mortgage, provided such Fee Mortgage is non-recourse to Landlord except for those items set forth on Exhibit C (as well as any ancillary documents executed in connection therewith), as and to the extent Tenant is authorized to obtain same pursuant to
Article 34 hereof; and

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            (i) any non-disturbance agreement to the extent Landlord is required to execute same pursuant to Article 28 hereof.

      It is expressly acknowledged by Landlord that the foregoing power of attorney is coupled with an interest and irrevocable and shall survive until the stated expiry date of this lease (as same may be extended pursuant to Article 40 hereof) or earlier legal and valid termination thereof pursuant to its terms and shall (i) not be affected by the dissolution, liquidation or bankruptcy of Landlord and (ii) extend to the Landlord's successors, assigns and legal representatives.

                              ARTICLE 5. FIXED RENT

      Section 5.1. Tenant agrees to pay to Landlord during the term of this lease, over and above the other rents, sums, charges and additional payments to be made by Tenant hereunder, a fixed rent (hereinafter called "Fixed Annual Rent") at the rate set forth on Schedule A annexed hereto.

      Section 5.2. The Fixed Annual Rent shall be payable as provided in Schedule A. Said installments of Fixed Annual Rent shall be paid promptly when due, without notice or demand therefor and without deduction, abatement or set-off of any amount for any reason whatsoever, except as otherwise provided in this lease. If Tenant shall be required by law to deduct and withhold income or other similar Taxes (as hereinafter defined) from rentals or other amounts payable hereunder to Landlord, as a result of such Landlord constituting a Foreign Person (as hereinafter defined), Tenant shall be entitled to do so, provided it shall provide a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for the purposes of assisting Landlord to obtain any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which Landlord is subject to tax. Upon Tenant's request, Landlord will execute any affidavits reasonably required by Tenant to confirm that Landlord is not a Foreign Person. A "Foreign Person" is any person who, or entity that, is, for U.S. federal income tax purposes, a foreign corporation or foreign partnership, a nonresident alien or foreign fiduciary of an estate or trust, or a nonresident alien individual, which does not have on file with Tenant for the year in question the duly-executed forms or statements which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of such person or entity,
(b) the United States Internal Revenue Code of 1954, as amended, or (c) any applicable rules or regulations in effect under (a) or (b) above, permit Tenant to make such payments free of any obligation or liability for withholding of Taxes. "Taxes" are any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by the United States or by any department, agency, state or other political subdivision thereof or therein.

      Section 5.3. The Fixed Annual Rent, and, in any event, all other amounts payable by Tenant to Landlord under the terms of this lease, shall be paid at the office of the Landlord set forth above, or at such other place or to such other person as Landlord may from time to time designate by notice to Tenant. The Fixed Annual Rent, and all other amounts payable by Tenant to Landlord hereunder, shall be paid in lawful money of the United States which shall be legal tender for the payment of all debts and dues, public and private, at the time of payment.

      Section 5.4. If any installment or installments of Fixed Annual Rent or Additional Rent shall not be paid within five (5) days after the same shall become due hereunder, then, in addition to, and without waiving or releasing, any other rights and remedies of Landlord, such unpaid amount shall bear interest at a rate per annum (the "Lease Interest Rate") equal to the lesser of
(a) the rate announced by Citibank, N.A. or its successor from time to time as its prime or base rate (the "Prime Rate"), plus 4%, or (b) the maximum applicable rate allowed by law, from the date such Fixed Accrued Rent or Additional Rent became due and payable to the date of payment thereof by Tenant. Such interest shall be due and payable on demand.

                              ARTICLE 6. NET LEASE

      Section 6.1. Except as herein expressly provided to the contrary, this lease is intended to be, and shall be construed as, an absolutely net lease, whereby under all circumstances and conditions (whether now or hereafter existing or within the contemplation of the parties) the Fixed Annual Rent shall be a completely net return to Landlord throughout the term of this lease; and Tenant shall indemnify and hold harmless Landlord from and against any and all expenses, costs, liabilities, obligations and charges whatsoever, which shall arise or be incurred or shall become due, during the term of this lease, with respect to or in connection with, the Demised Premises and the operation, management, maintenance and repair thereof, including but not limited to interest, principal and all other charges required to be paid pursuant to Fee Mortgage(s).

                        ARTICLE 7. PAYMENT OF IMPOSITIONS

      Section 7.1. Except as otherwise expressly provided to the contrary in Sections 7.2 and 7.6 hereof, and subject to Section 5.2 hereof, Tenant shall pay, as Additional Rent, throughout the term of this lease, directly to the appropriate taxing or other governmental authorities having jurisdiction, at least five (5) days before the first day on which any interest or penalty will accrue or be assessed as the result of non-payment, all real estate taxes, assessments, business improvement district fees, water and sewer charges or rents, vault charges, and all other taxes and governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, whether similar or dissimilar, levied or imposed upon or relating to, or a lien against, all or part of the Demised Premises, or arising from or levied against the ownership, leasing, operation, use, occupancy or possession of all or part of the Demised Premises, and all interest, penalties or like charges in connection therewith (all of which taxes, assessments, charges, interest, penalties or like charges are sometimes hereinafter referred to collectively as "Impositions" and individually as "Imposition"). Tenant shall submit to Landlord the copies of official receipts, or other proof reasonably satisfactory to Landlord, showing the payment thereof, but failure to do so shall not constitute a default hereunder unless (i) Tenant has received notice from Landlord that Landlord has not received said copies and (ii) Tenant has not forwarded said copies within ten (10) Business Days of receipt of said notice, which failure shall constitute a default under this lease. Any refund with respect to Impositions paid by Tenant and any interest accrued thereon shall be the property of Tenant.

      Section 7.2. If by law any Imposition is or may be payable, at the option of the taxpayer, in installments, Tenant may pay such Imposition in installments (with any accrued interest due and payable on the unpaid balance of the Imposition) and shall pay each such installment at least five (5) days before the first day on which if it is not paid, further interest would accrue.

      Section 7.3. Impositions, whether or not a lien upon the Demised Premises, shall be apportioned between Landlord and Tenant at the beginning and at the expiration or sooner termination of the term of this lease, so that Tenant shall pay only the portion of such Impositions which are allocable to the term of this lease; provided, however, Landlord need not make any apportionment in Tenant's favor if this lease shall be terminated by reason of a default on the part of Tenant.

      Section 7.4. Tenant, at its own cost and expense, may contest the amount or validity of any Imposition in any manner permitted by law, in Tenant's name, and whenever necessary, in Landlord's name, provided that Tenant does so with due diligence and in good faith. Tenant shall advise Landlord, but shall not be required to obtain the consent of Landlord, with respect to actions taken pursuant to the preceding sentence. Landlord will cooperate with Tenant and execute any documents or pleadings reasonably required for such purposes, provided that the same shall be without cost, liability or expense to Landlord. Such contest may include appeals from any judgment, decree or order until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter. However, notwithstanding such contest, Tenant shall pay the contested Imposition in the manner and on the dates provided for in this Article, unless such payment would operate as a bar to such contest or materially interfere with the prosecution thereof; and in such case, Tenant may defer the payment of the contested Imposition upon condition that any contest by Tenant of the amount or validity of any Imposition shall be subject to the terms of the Fee Mortgage. Landlord shall have no right to contest any Impositions on its own unless requested to do so by Tenant and in such event, in the manner prescribed by Tenant.

      Section 7.5. The certificate, advice or bill of the appropriate official, designated by law to make or issue the same or to receive payment of any Imposition, may be relied upon by Landlord as prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

      Section 7.6. Tenant shall not be obligated or required hereunder to pay, and Impositions shall not include, any franchise, corporate, estate, inheritance, succession, gift, transfer, capital levy or capital stock taxes imposed upon Landlord or any successor of Landlord, or any municipal, state or federal income, profit or revenue tax upon the income or receipts of Landlord, or any tax imposed solely because of the nature of the business entity of Landlord, or any other tax, assessment, charge or levy upon the Fixed Annual Rent or Additional Rent imposed upon

Landlord except to the extent hereinafter provided in this Section 7.6, all of which Landlord shall promptly pay when due; provided, however, that if at any time during the term of this lease the methods of taxation prevailing on the date hereof shall be altered or changed so as to cause the whole or any part (by type, not amount) of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed upon real estate and the improvements thereon to be levied, assessed or imposed, wholly or partially, on the rents received under this lease or upon or by reason of the occupancy of the Demised Premises, then, any such taxes, excises, assessments and impositions shall be deemed to be Impositions to the extent that the same is imposed upon all owners of comparable real estate in Manhattan and would be payable if the Demised Premises were the only property of Landlord and shall be paid and discharged by Tenant, as Additional Rent, on or before the last day on which the same may be paid without penalty or interest.

      Section 7.7. (a) Tenant shall have the right to seek reductions in the valuation of the Premises assessed for tax purposes and to prosecute any action or proceeding in connection therewith from time to time. Tenant shall be authorized to collect any tax refund obtained by reason thereof and, to the extent such refund is for Impositions paid in whole or in part by Tenant, to retain the same or so much thereof as relates to the payment made by Tenant previously.

            (b) Landlord shall not be required to join in any such proceedings unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord, in which event Landlord shall, at the request and expense of Tenant, join in such proceedings or permit the same to be brought in its name, provided such joinder shall not subject Landlord to any cost or expense for which Tenant is unwilling to reimburse Landlord.

            (c) Landlord agrees that whenever Landlord's cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein at the request and expense of Tenant, provided same shall not subject Landlord to any cost or expense.

            (d) Landlord shall have no right to institute or prosecute any tax reduction proceedings for the period after the 1997/98 tax year unless requested to do so by Tenant, and Tenant shall have no right to institute, prosecute or settle any tax reduction proceedings for the period prior to the 1997/98 tax year.

                    ARTICLE 8. DEPOSITS FOR REAL ESTATE TAXES

      Section 8.1. If the Person Entitled to Demand Security (as hereinafter defined) shall require that sums be deposited with it to pay when due real estate taxes levied or assessed against the Demised Premises, then, at such times and intervals as the Person Entitled to Demand Security shall require, Tenant shall deposit with the Depository (as hereinafter defined) such amounts as may be reasonably required by the Person Entitled to Demand Security to provide a fund sufficient for the payment, when due, of the amount of the then annual real estate taxes, subject to adjustment as and when the amount of such real estate taxes shall change. If the amount of any real estate tax shall not have been fixed at the time any such deposit is required to be made, the deposit shall be made on the basis of the amount thereof for the next preceding tax year, or on the basis of the reasonable estimate of the Person Entitled to Demand Security, subject to adjustment when the amount of such real estate tax shall have been fixed. If the amount of the deposits for any real estate tax shall be insufficient to pay the same when due, Tenant shall, on notice from the Person Entitled to Demand Security, forthwith deposit with the Depository an additional sum, which when added to the installments theretofore made on account of such real estate tax shall be sufficient to pay the same in full.

      Section 8.2. To the extent that Tenant shall have made any deposits with the Depository, on account of any real estate taxes, the same shall be in lieu of payment thereof by Tenant under Article 7 of this lease, unless and to the extent such deposits are made with the Fee Mortgagee or a Lending Institution designated by the Fee Mortgagee and are applied for a purpose other than for which they were made in accordance with the documents evidencing the loan made by such Lending Institution. Upon the expiration or sooner termination of this lease, the deposits for real estate taxes, if any, then held by the Depository, shall be paid over to Tenant, after being apportioned in the manner and upon the conditions set forth in Section 7.3 above.

      Section 8.3. If the Depository is the Fee Mortgagee or a Lending Institution designated by the Fee Mortgagee, Tenant shall simultaneously send Landlord a true copy of each check used to make a payment on account of real estate taxes, but failure to do so shall not constitute a default hereunder unless (i) Tenant has received notice from Landlord that Landlord has not received said copies and (ii) Tenant has not forwarded said copies within ten
(10) Business Days of receipt of said notice, which failure shall constitute a default under this lease.

                   ARTICLE 9. USE; COMPLIANCE WITH LAWS; ETC.

      Section 9.1. The Demised Premises shall be used and occupied only for any lawful purpose. Tenant shall not use, improve, permit or suffer the use, improvement or occupancy of, the Demised Premises, or any part thereof (a) in any unlawful manner, or for any illegal purpose, or in any manner which will constitute a nuisance, and (b) other than for the purposes, and in the manner and to the extent, permitted by the Legal Requirements, the Insurance Requirements and any Certificate of Occupancy now or hereafter applicable or issued with respect to the Demised Premises.

      Section 9.2. Tenant shall, throughout the term, at Tenant's own cost and expense, promptly comply, or cause compliance, with all Legal Requirements and Insurance Requirements, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties or shall involve any change of governmental policy or require structural or extraordinary repairs, alterations or additions, and irrespective of the cost thereof. The provisions and conditions of Article 15 shall also apply to any work required to be performed by Tenant under this Article. Tenant further agrees that it will, at its own cost and expense, promptly and fully perform and observe, or cause to be fully performed and observed, all requirements, obligations and conditions of all instruments of record described in Section 2.1 and the Fee Mortgage now, or hereafter to be placed on the Demised Premises insofar as the same shall be in force and shall affect or be applicable to the Demised Premises or any portion thereof or shall impose any obligation upon Landlord or the fee owner of the Demised Premises or upon any tenant or other occupant of the Demised Premises.

      Section 9.3. Tenant has examined the Demised Premises and is fully familiar with the physical condition thereof, and Tenant accepts the same "as is" on the date hereof. Tenant assumes all risks, if any, resulting from any latent or patent defects in the Demised Premises or from any failure of the same to comply with any Legal Requirements applicable thereto.

      Section 9.4. Tenant, after notice to Landlord, may contest by appropriate Legal Proceedings at Tenant's own cost and expense, the validity of any Legal Requirement, and Tenant may defer compliance therewith during the pendency of such contest; provided, however, and upon condition that (a) such non-compliance shall not constitute a crime on the part of Landlord or any agent, servant, employee, trustee, beneficiary or principal of Landlord, (b) such non-compliance will not result in any lien, charge or other liability of any kind against the Demised Premises or against Landlord or Tenant's interest in this lease unless Tenant obtains a bond insuring against enforcement of such lien against the Premises, and (c) Tenant shall prosecute such contest with due diligence and in good faith to a final determination by the court, department or governmental authority or body having final jurisdiction, and (d) provided same shall be required by the holder of the Fee Mortgage, Tenant shall first deposit with the Depository such security (in the form of a surety company bond or otherwise) as the Person Entitled to Demand Security shall reasonably require to assure compliance by Tenant with such Legal Requirement. Landlord agrees to cooperate reasonably with Tenant and to execute any documents or pleadings reasonably required for the purpose of any such contest, provided that the same shall be without cost, expense or liability to Landlord. Tenant may, at its option, terminate any such contest at any time, and in such event Tenant shall promptly pay or perform all of the requirements of the contested Legal Requirement and Tenant shall indemnify and hold harmless Landlord against and from any and all liability, loss and damage which Landlord may sustain by reason of Tenant's delay in complying therewith. Upon the termination of any such contest and the payment and performance of all the requirements of the contested Legal Requirement (as the same may have been modified as a result of such contest), the Depository shall promptly return or cause to be returned to Tenant, the security deposited by Tenant on account thereof.

      Section 9.5. Tenant shall, at its sole cost and expense, obtain and keep in full force and effect any and all necessary permits, licenses, certificates or other authorizations required in connection with the lawful and proper construction of the Building, the Building Equipment, the use, occupancy, operation and management of the Demised Premises and the signs thereat; and Tenant shall indemnify and hold harmless Landlord from and against all claims, liability, damages, loss, costs and expenses (including, without limitation, reasonable attorneys' fees) in connection therewith. Upon the expiration or sooner termination of the term of this lease, Tenant shall promptly deliver all permits, licenses, certificates and authorizations to Landlord which relate to the Demised Premises and which were obtained by or issued to Tenant and are then in force, together with an assignment or conveyance thereof to Landlord, in such form and substance as Landlord shall reasonably require, but without representation or warranty.

      Section 9.6. If reasonably required for an Alteration (as defined in Section 14.1) or for the construction, installation, maintenance, operation, restoration or replacement of the Building, or Building Equipment, Tenant shall have the right to create or grant utility easements to public or private utility companies in connection with furnishing gas, electricity, steam or other utility services to the Demised Premises or, if not reasonably required in connection therewith, such utility easements which terminate on or before any termination of this lease, whether by reason of Tenant's default or otherwise; provided, however, that (a) any such easement which is acquired by Tenant shall become part of the Demised Premises for all of the purposes of this lease, and (b) no such easement, whether acquired, granted or created, may impose any charge on Landlord or lien upon the Demised Premises in respect of any cost or charges in connection therewith, other than for unpaid charges for utilities supplied to the Demised Premises by governmental authorities through such easement. At Tenant's request, Landlord will join with Tenant, at Tenant's sole cost and expense, in the creation or granting of any such utility easement.

      Section 9.7. Subject to the provisions of Article 18, no abatement, diminution or reduction of the Fixed Annual Rent, or of any Additional Rent, shall be claimed by, or allowed to, Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused, directly or indirectly, by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the State, county or municipal or other local government, or of any other municipal, governmental or lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, lockouts, strikes or riots, or any matter or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord, nor shall this lease be affected by any such causes.

      Section 9.8. Notwithstanding any provision of this lease to the contrary, unless and until an enforcement proceeding with respect thereto has been commenced by an appropriate governmental agency, Tenant shall not be required to cure any violation of Legal Requirements existing on the date hereof, including, without limitation, any of the environmental matters set forth on Exhibit D annexed hereto (the "APre-Existing Environmental Matters").

      Section 9.9. Landlord agrees that Tenant shall be permitted to make any changes in the present use, occupancy and operation of the Building, provided such change is made in compliance with all Legal Requirements.

                       ARTICLE 10. UTILITIES AND SERVICES

      Section 10.1. Tenant agrees to pay or cause to be paid all charges for gas, water, sewer, electricity, light, heat, power, telephone or other communication service or other utility or service used, rendered or supplied to, upon or in connection with the Demised Premises throughout the term of this lease, and to indemnify and hold harmless Landlord against and from any claims, liability, damage, loss, cost or expense on such account.

      Section 10.2. Tenant expressly agrees that Landlord is not, nor shall it be, required to furnish to Tenant or any other occupant of the Demised Premises, during the term of this lease, any water, sewer, gas, heat, electricity, light, power or any other facilities, equipment, labor, materials or any services of any kind whatsoever, whether similar or dissimilar.

                           ARTICLE 11. INDEMNIFICATION

      Section 11.1. Tenant agrees, at its sole cost and expense, to indemnify and hold harmless Landlord against and from any and all claims in respect of the Demised Premises for actions (or failures to act) occurring during the term of this lease by or on behalf of any Person arising from or in connection with (a) the demolition of all or any part of the Building, the construction and installation of all or any part of the Building and the Building Equipment or the conduct or management of, and the payment for, any work or thing whatsoever done in or about the Demised Premises by or on behalf of Tenant (or any person holding or claiming through or under Tenant) during the term of this lease; (b) the condition of the Demised Premises during the term of this lease, whether or not such condition existed before the term of this lease commenced; (c) any breach or default on the part of Tenant in the performance of any of Tenant's covenants or obligations under this lease; (d) any act, negligence or fault of Tenant, or any of its agents, servants, employees, contractors, invitees or licensees, or of any person holding or claiming through or under Tenant; (e) any accident, injury or damage whatsoever caused to any person or persons or any property damage occurring during the term of this lease, in or about the Demised Premises, or upon or under the streets and sidewalks adjacent thereto, in the case of each of the foregoing clauses (a) through (e) excluding those caused by the wrongful intentional acts of Landlord or its agents, servants, employees, contractors, invitees or licensees occurring at any time. Further, Tenant agrees to indemnify and hold harmless Landlord against and from all costs, reasonable counsel fees, expenses and liabilities incurred in connection with or in defending any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, agrees to resist or defend such action or proceeding unless Tenant causes the same to be discharged and satisfied. In addition, Tenant shall indemnify and hold harmless Landlord against and from any costs and expenses paid or incurred by Landlord (including reasonable counsel fees) in obtaining possession of the Demised Premises after an Event of Default by Tenant or upon the expiration or sooner termination of this lease, or in enforcing any of Tenant's obligations hereunder.

      Section 11.2. Tenant agrees that, except for matters caused by the wrongful intentional acts of Landlord or its agents, servants, employees, invitees or licensees (provided, however, present tenants of the Demised Premises shall not be deemed to include any of the foregoing), Landlord shall not be responsible or liable to Tenant, or any other Person for, or by reason of any of the following, to the extent same occurs during the term of this lease:
(a) any defect in the Land, the Building, the Building Equipment, or any other equipment, machinery, wiring, apparatus or appliances whatsoever now or hereafter situate in, at, or upon the Demised Premises, or (b) any failure or defect of water, heat, electric light or power supply, or of any apparatus or appliance in connection therewith, or from any injury or loss or damage to property resulting therefrom, or (c) any injury, loss or damage to any person or to the Demised Premises, or to any property of Tenant, or of any other Person, contained in, upon or about the Demised Premises, or the streets and sidewalks adjacent thereto, caused by or arising or resulting from the electric wiring or plumbing, water, steam, sewerage or other pipes, or by or from any machinery or apparatus, or by or from any defect in or leakage, bursting or breaking up of same, or by or from any leakage, running or overflow of water or sewerage in any part of the Demised Premises, or by or from any other defect whatsoever, or (d) any injury or damage caused by, arising or resulting from lightning, wind, tempest, water, snow or ice, in or upon or coming through or falling from the roof, skylight, trapdoors, walls, windows or otherwise, or by or from other actions of the elements, or from any injury or damage caused by or arising, or resulting from acts, omissions or negligence of any occupant or occupants of the Demised Premises or of any Subtenant, licensee, invitee or contractor of Tenant (or of any other Person holding or claiming through or under Tenant).

      Section 11.3 In connection with the aforesaid indemnification Landlord agrees that Tenant shall not be liable for any consequential damages arising out of the items which are the subject matter of the indemnification nor shall Tenant indemnify Landlord in connection with any Pre-Existing Environmental Matter, other than with respect to any claim arising from the disturbance of any hazardous substance as the result of work performed at the Demised Premises during the term of this lease.

                       ARTICLE 12. MAINTENANCE AND REPAIRS

      Section 12.1. Tenant shall, throughout the term of this lease, at Tenant's sole cost and expense, maintain in good and lawful order, condition and repair the Demised Premises and the sidewalks and curbs adjacent thereto, and, subject to the rights of Tenant under Article 14 hereof, shall not commit or suffer any waste with respect thereto. Tenant shall promptly make all repairs, interior and exterior, structural and non-structural, ordinary as well as extraordinary, foreseen as well as unforeseen, necessary to keep the Demised Premises and the sidewalks and curbs adjacent thereto in good and lawful order and condition. When used in this Article, the term "repairs" as applied to Building Equipment shall be deemed to include replacements, restorations and/or renewals when necessary. In any event, Tenant shall have the right, at any time and from time to time, to remove and dispose of Building Equipment which may become obsolete or unfit for use or which is no longer useful in the operation of the Demised Premises. If any Building Equipment shall be removed, Tenant shall promptly replace the same with other equipment, not necessarily of the same character but of at least equal utility and value, except that if (a) by reason of technological or other developments in the operation and maintenance of buildings of the general character of the Building, no replacement of the Building Equipment so removed or disposed of is necessary or desirable in the proper operation or maintenance of the Building, or (b) the portion of the Building in which such Building Equipment is located or which it serves is to be demolished, Tenant shall not be required to replace the same. Tenant shall have the right to sell or otherwise dispose of any Building Equipment which it is required to replace or elects to replace pursuant to the provisions of this Section, and may retain as its sole property the proceeds of any such sale or disposition. The provisions and conditions of Article 15 shall apply to repairs required to be done by Tenant under this Article. Subject to Tenant's rights to make Alterations, Tenant shall keep and maintain all portions of the Demised Premises and the curbs and sidewalks adjoining the Demised Premises, in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and Tenant shall not permit or suffer any overloading of the floors of the Building. Except as otherwise provided in Article 22, nothing herein contained shall be construed to prevent Tenant or any subtenant, sublessee, or other occupant claiming under or through Tenant from removing from the Demised Premises its trade fixtures, furniture and equipment (other than Building Equipment), on the condition, however, that Tenant shall do so without cost or expense to Landlord. Subject to the exception which is set forth in clause (b) of this Section, Tenant hereby agrees to promptly repair or cause to be repaired any and all damages to the Demised Premises resulting from or caused by such removal.

                     ARTICLE 13. MECHANICS' AND OTHER LIENS

      Section 13.1. If any mechanics' lien shall at any time be filed against the Demised Premises, Tenant shall cause the same to be discharged of record within sixty (60) days after actual notice of such filing is given to Tenant, by either payment, deposit, bond or otherwise. If Tenant shall fail to discharge any such mechanics' lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, on notice to Tenant, but shall not be obligated to, procure the discharge of the same of record by bonding. Any amount paid by Landlord for same, and all reasonable legal and other expenses of Landlord, including reasonable counsel fees, in defending any such action or in procuring the discharge of any such lien, together with interest at the Lease Interest Rate from the date of payment or deposit shall become due and payable forthwith by Tenant to Landlord, upon submission of evidence of payment by Landlord and shall constitute Additional Rent.

      Section 13.2. Landlord hereby gives notice to all persons who may furnish labor or materials to Tenant at the Demised Premises that Landlord does not consent to the filing of any mechanic's or other lien against Landlord's interest or estate in the Demised Premises, and that all persons furnishing labor and materials to Tenant shall look only to Tenant's credit and such security as Tenant may furnish for the payment of all such labor and materials.

                             ARTICLE 14. ALTERATIONS

      Section 14.1. Tenant shall have the right at any time and from time to time during the term of this lease to (a) make, at its sole cost and expense, changes, alterations, additions, replacements or improvements in or to the Demised Premises, whether structural or non-structural in nature and (b) demolish, rebuild and reconfigure the Building (any such activity described in either clause (a) or (b) is hereinafter called an "Alteration" and all such activities are hereinafter called "Alterations"), provided Tenant complies with
Article 15 of this lease, and further provided that, in the event Tenant shall elect to demolish the Building and not rebuild same, then Tenant shall satisfy the Fee Mortgage and remove all other monetary liens encumbering the Demised Premises other than those caused or created by Landlord unless same were created pursuant to the provisions of Article 34 hereof.

      Section 14.2. The parties shall cooperate in the preparation and prosecution of all applications. Each party shall promptly join in the execution of all documents which may be reasonably required in the prosecution of such applications and shall provide to the other party such information within its control as may be useful in obtaining governmental approvals.

                    ARTICLE 15. CONDITIONS FOR TENANT'S WORK

      Section 15.1. Tenant agrees that all Alterations, repairs and other work which Tenant shall be required or permitted to do under the provisions of this lease, including the provisions of Articles 9, 12, 14, 17 and 18 (each hereinafter in this Article called the "Work") shall be done in all cases upon and subject to all of the following terms and conditions:

            15.1.1. All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense. Landlord will, on Tenant's written request, execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall discharge any reasonable expense or liability of Landlord in connection therewith.

            15.1.2. All work shall be performed in accordance with all Legal Requirements and Insurance Requirements. All Work shall be commenced and completed with reasonable diligence, subject to Unavoidable Delays.

            15.1.3. The cost of all work shall be paid promptly, in cash, so that the fee title to the Demised Premises shall at all times be free from (a) liens for labor or materials supplied or claimed to have been supplied to the Demised Premises or Tenant subject to
            Section 13.1, (b) chattel mortgages, conditional sales contracts, title retention agreements except for bona fide leases for Building Equipment and any other similar liens and encumbrances incurred by owners and operators of premises similar to the Demised Premises, and (c) security interests and agreements, and financing agreements and statements, except those given to any Mortgagee as collateral security for its mortgage and any financing statements for any equipment or improvements of a subtenant.

            15.1.4. At all times when any Work is in progress, Tenant shall maintain or cause to be maintained worker's compensation insurance covering all persons employed in connection with the work, in an amount at least equal to the minimum amount of such insurance required by law.

      Section 15.2. Title to the Work, when erected, constructed, installed or placed upon the Demised Premises, shall automatically pass to, vest in and belong to Landlord without further action on the part of either party and without cost or charge to Landlord. Notwithstanding the foregoing, during the term of this lease Tenant alone shall be entitled to claim depreciation on or any investment tax credit or other tax deduction or credit now or hereafter available with respect to the work, for all taxation purposes. Upon completion of the Work, Tenant shall deliver to Landlord a true copy of any "as-built" plans for the Work, which Tenant at Tenant's election has caused to be prepared..

                              ARTICLE 16. INSURANCE

      Section 16.1. Tenant shall, at its own cost and expense, provide and keep in force the following insurance:

            16.1.1. Commercial general public liability insurance against claims for bodily injury, death or property damage occurring in or about the Demised Premises (including, without limitation, bodily injury, death or property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof), with a combined single annual aggregate limit of not less than Ten Million and NO/100 ($10,000,000.00) Dollars.

            16.1.2. Insurance (with provision for deduction of not more than $50,000) covering the Building and Building Equipment against loss or damage by fire and such risks as are customarily included in extended coverage endorsements attached to fire insurance policies covering similar property in the City, County and State of New York, in an amount not less than the greater of (i) ninety (90) percent of the full insurable value thereof, (ii) the amount required by any Fee Mortgagee, or (iii) an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer within the terms of the applicable policies. The term "full insurable value" as used in this Article shall mean the cost of actual replacement, without deduction for depreciation, less the cost of excavations, foundations and footings below the lowest basement floor.

            16.1.3. Rent insurance in an amount equal to at least the aggregate of one year's (a) Fixed Annual Rent, (b) Additional Rent (c) Impositions and (d) premiums for the insurance referred to in
            Section 16.1.2, and such other insurance, including, but not limited to, worker's compensation and boiler and machinery insurance, and in such amount as may from time to time be reasonably required by Landlord or any Fee Mortgagee, against other insurable hazards which at the time are commonly insured against in the case of similar properties similarly situated in the City, County and State of New York, with due regard to the height and type of building, its construction, use and occupancy.

      Section 16.2. All insurance to be provided and kept in force by Tenant under the provisions of this lease (except worker's compensation insurance) shall name Landlord and any Mortgagee as additional insureds, and, in addition, the insurance described in Section 16.1.1 may also name as additional insureds any Subtenants or other Persons having an insurable interest and designated by Tenant. In addition, the proceeds of loss under the policies of insurance required to be obtained by Tenant under Sections 16.1.2 and 16.1.3 (except worker's compensation insurance) shall be payable as provided in Section 16.3 under standard non-contributing mortgagee clauses attached to such policies. Said policies shall be obtained by Tenant upon the commencement of the term of this lease, and shall be taken in responsible companies of recognized responsibility licensed to do business in the State of New York, rated A or better by Best's or any successor or from highly rated insurers generally writing such insurance for similar properties in Manhattan). A certificate for each such policy of insurance shall be delivered to Landlord and to each Leasehold Mortgagee. Said policies shall be for a period of not less than one year and shall contain a provision whereby the same cannot be canceled or modified unless Landlord (and each Fee and Leasehold Mortgagee named as an insured thereunder) is given at least thirty (30) days' prior written notice of such cancellation or modification. Tenant shall procure and pay for renewals of such insurance from time to time at least thirty (30) days before the expiration thereof, and Tenant shall promptly deliver to such Mortgagees and to Landlord the renewal policies or certificates thereof, as required above, together with receipted bills or other reasonably satisfactory evidence of the payment of the premiums therefor.

      Section 16.3. In case damage to the Demised Premises by fire or otherwise, and subject to the rights of any Mortgagee, provided there is then no uncured Event of Default, (a) the loss, if any, shall be adjusted only with Tenant and
(b) the proceeds thereof shall be paid to Tenant if One Million and NO/100 ($1,000,000.00) Dollars or less, and to the Depository if more than One Million and NO/100 ($1,000,000.00) Dollars. The holder of such insurance proceeds shall hold same as a trust fund for the purpose of paying the cost of the work required to be performed by Tenant under Article 17 hereof, and, with respect to any rent insurance provided under Section 16.1, to the payment of the Fixed Annual Rent, Additional Rent and other charges payable by the Tenant under this lease, and the Depository shall disburse such monies as provided in Article 17. The Depository shall be entitled to reasonable compensation for its services as such, payable out of such monies. Notwithstanding anything contained in this Article to the contrary, (i) provided there is no continuing Event of Default hereunder, all proceeds of any rent insurance, business interruption insurance or similar insurance shall be paid to Tenant, and (ii) the terms of the Fee Mortgage, if any, shall govern the disposition of insurance proceeds.

      Section 16.4. To the extent permitted by law, the parties hereby release each other from any and all liability or responsibility to their insurers by way of subrogation or otherwise, for any loss or damage caused by or arising from any occurrence, casualty or event covered by policies of insurance (including endorsements) required to be maintained pursuant to this lease.

      Section 16.5. Tenant shall not carry any duplicate insurance unless such coverage names Landlord as an additional insured and such insurance is permitted under the primary policy.

      Section 16.6. Landlord shall not carry any insurance with respect to the Demised Premises, provided Tenant is in compliance with the provisions of
Section 16.1 above.

      Section 16.7. Landlord may from to time, but not more frequently than once every sixty (60) months, require that the amount of the public liability insurance to be provided and kept in force by Tenant under Section 16.1.1 be increased, so that the amount thereof shall be that commonly carried in the case of similar properties similarly situated in the City, County and State of New York and with due regard to the height and type of building, its construction, use and occupancy. Tenant shall, thereafter, carry the insurance as determined by such arbitration to be adequate and required, but in no event shall the amount of public liability insurance be less than the amount specified under
Section 16.1.1.

      Section 16.8. Any of the insurance coverages required under this Article may be included within a so-called "blanket policy" covering other properties owned or leased by Tenant or one or more Affiliates and such blanket policy may have a single limit for the fire and extended coverage casualties, provided such single limit is not less than that required for the Demised Premises under
Section 16.1.2. Additionally, at Tenant's option, such insurance coverages may be included in umbrella policies.

      Section 16.9. Notwithstanding anything contained in this Article to the contrary, in the event any Fee Mortgage shall require greater amounts of coverage or additional types of coverage than required by this lease, then the terms of such Fee Mortgage shall govern and a failure on the part of Tenant to comply with such requirements shall constitute a default on the part of Tenant under this lease. Notwithstanding anything in this Article 16 to the contrary, any insurance carrier selected by Tenant to provide the insurance required hereby shall meet the rating criteria required by a Fee Mortgage.

                        ARTICLE 17. DAMAGE OR DESTRUCTION

      Section 17.1. If the Building or the Building Equipment shall be damaged or destroyed by fire or other casualty ("Casualty"), whether or not covered by insurance, unless Tenant elects not to repair, restore, replace or rebuild the Demised Premises (such election, the "Non-Restoration Election") and (i) satisfies the Fee Mortgage; (ii) removes all other monetary liens encumbering the Demised Premises other than those caused or created by Landlord unless same were created pursuant to the provisions of Article 34 hereof; and (iii) complies with applicable law in respect of the physical condition and maintenance of the Demised Premises after such casualty, including, if necessary, demolishing the Building and bringing the site to grade, Tenant shall, with reasonable diligence, repair, restore, replace or rebuild the same to as nearly as may be practicable its condition and character immediately prior to such damage or destruction. Such alterations, additions, replacements and improvements shall be made under and in accordance with the provisions and conditions of Articles 14 and 15. The work required under this Section 17.1 is herein called the "Restoration".

      Section 17.2 In the event Tenant shall make the Non-Restoration Election and shall fulfill the conditions set forth in clauses (i) through (iii) of
Section 17.1, then any insurance proceeds remaining shall be retained by, or paid over to, Tenant, subject to the rights of any Leasehold Mortgagee.

      Section 17.3. If Tenant does not make the Non-Restoration Election, the net amount of the insurance monies paid over to the Depository, shall be applied by the Depository in the following manner:

                  (a) there shall be paid to Tenant from said insurance monies such part thereof as shall equal the cost to Tenant incurred in making such temporary repairs or doing such other work as was reasonably necessary in order to protect the Demised Premises pending adjustment of the insurance loss and the completion of the Restoration;

                  (b) there shall be paid to Tenant from said insurance monies such part thereof as shall equal the cost to Tenant incurred in performing the Restoration;

                  (c) payment to Tenant pursuant to subdivision (a) or (b) of this Section 17.3 from such insurance monies and any deposit required under Section 17.4 (hereinafter collectively called the "Restoration Fund") shall be made by the Depository to Tenant from time to time as the Restoration progresses, but not more frequently than monthly, in amounts equal to ninety (90%) percent of the value of labor, fixtures, equipment and material then incorporated into and used in such work, and builders', architects' and engineers' fees, and other charges in connection with the Restoration, upon delivery to Landlord and the Depository of a certificate of a registered architect or licensed professional engineer, certifying
            (i) that the amounts so to be paid to the Tenant are payable to Tenant in accordance with the provisions of this Section 17.3 and that such amounts are then due and payable by Tenant or have theretofore been paid by Tenant; (ii) the progress of the work;
            (iii) that the Restoration has been done in accordance with the plans and specifications therefor and all applicable Legal Requirements and Insurance Requirements; (iv) that the sum requested when added to all sums previously paid out under this Section 17.3 for the Restoration does not exceed the value of the labor, fixtures, equipment and material done or installed to the date of such certificate; and (v) the estimated cost of completing the Restoration and that in the opinion of such architect or engineer the remaining amount of the Restoration Fund will be sufficient upon completion of the Restoration to pay for the same in full. The ten percent (10%) retainage provided for above shall be paid to Tenant upon delivery to Landlord and the Depository of a certificate signed by such architect or engineer stating that the Restoration has been fully completed in accordance with the plans and specifications therefor and all applicable Legal Requirements and Insurance Requirements;

                  (d) at the request of Landlord (which shall not be made more often than once every thirty (30) days) or the Depository, Tenant shall furnish to Landlord and the Depository, at the time of any such payment, an official search or other evidence reasonably satisfactory to the Depository that (i) there has not been filed with respect to the Demised Premises any mechanic's or other lien which has not been discharged of record, in respect of any work, labor, services or materials performed, furnished or supplied, in connection with the Restoration, and (ii) all of said materials have been purchased free and clear of any chattel mortgage or title retention or other security agreement. The Depository shall not pay out any such sum when the Demised premises shall be encumbered with any such lien or agreement, or when Tenant is in default under this lease and such default has not been remedied by Tenant or any Leasehold Mortgagee within the applicable grace period, if any, provided therefor. The Depository shall be entitled to rely upon any written notice to it from Landlord to the effect that neither Tenant nor any Leasehold Mortgagee is entitled to any payment hereunder. Upon the termination of this lease or the recovery of possession of the Demised Premises by Landlord pursuant to Article 20, any monies then held by the Depository shall be paid over to Landlord, subject to the rights of any Fee Mortgagee; and

                  (e) there shall be paid to Landlord and to the other Persons respectively entitled thereto under the provisions of this lease from time to time the proceeds of any rent insurance provided under
            Section 16.1 insofar as required in order to pay the Fixed Annual Rent and Impositions, Additional Rent, and other charges payable by Tenant under this lease; or, insofar as Tenant shall have paid any of the foregoing, then, and provided there is then no uncured Event of Default, there shall be paid to Tenant so much of such proceeds as are required to reimburse Tenant for the amounts so paid by Tenant.

                  (f) Notwithstanding anything contained in this Section 17.3.
            to the contrary, the terms of the Fee or Leasehold Mortgage relating to disbursement of insurance proceeds shall govern, with the provisions of the Fee Mortgage controlling over the provisions of the Leasehold Mortgage.

      Section 17.4. If the insurance proceeds collected on account of damage or destruction to the Demised Premises shall be insufficient to pay the total cost of the Restoration, Tenant shall, prior to commencing the Restoration, deposit with the Depository the amount of the deficiency, and thereafter from time to time such additional amounts as shall be needed to meet any increases in the total cost of the Restoration. In any case, Tenant agrees that if said insurance monies shall be insufficient to pay the entire cost of the Restoration, Tenant will pay the deficiency.

      Section 17.5. If any of the insurance monies paid by the insurance company to the Depository as hereinabove provided, shall remain after the completion of the Restoration and the payment to Tenant of the retainage described above, the excess shall be retained by or paid over to Tenant, subject to the rights of any Mortgagee.

      Section 17.6. In the event of any such damage or destruction by fire or other casualty, the provisions of this lease shall be unaffected and Tenant shall remain and continue liable for the payment of all Fixed Annual Rent and Additional Rent required hereunder to be paid by Tenant, as though no such damage or destruction had occurred, except to the extent that payments are received by Landlord derived from the rental insurance provided under Section 16.1.

      Section 17.7. Subject to Tenant's right to deliver the Non-Restoration Election, if Tenant shall fail to commence the Restoration within one hundred eighty (180) days from the date of such damage or destruction (as such one hundred eighty (180) day period may be extended by Unavoidable Delays) or having commenced the Restoration shall fail to complete the same in accordance with the provisions of this lease with reasonable diligence as same may be extended by Unavoidable Delays, and such failure shall continue for a period of thirty (30) days, as same may be extended by Unavoidable Delays, any Leasehold Mortgagee may, at its option and upon serving notice upon Landlord and Tenant that it elects to do so, perform the Restoration. In such event, such Leasehold Mortgagee shall have the right, subject to compliance with this Article, to receive the insurance proceeds otherwise payable to Tenant and to apply the same to the cost of the Restoration to the extent that the same shall not theretofore have been applied to the payment or reimbursement of the costs and expenses of Tenant as aforesaid or otherwise applied pursuant to the provisions of this Article.

      Section 17.8. Subject to Tenant's right to deliver the Non-Restoration Election, if neither Tenant nor the holder of any Mortgage shall commence the Restoration within one hundred eighty(180) days from the date of such damage or destruction (as such one hundred eighty (180)-day period may be extended by Unavoidable Delays) or having commenced the Restoration, shall fail to complete it in accordance with the provisions of this lease and with reasonable diligence, and such failure shall continue for a period of forty-five (45) days after notice by Landlord (as such forty-five (45) day period may be extended by Unavoidable Delays), Landlord may, at its option and upon serving written notice upon Tenant and each such Mortgagee that it elects to do so, make and complete such work. In such event, and whether or not this lease may have theretofore been terminated by reason of such default or any other default by Tenant, any insurance proceeds shall be paid over to Landlord subject to the rights of any Fee Mortgagee.

      Section 17.9. Landlord and Tenant each agrees that it will cooperate with the other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance monies that may be due in the event of any loss or damage, and that they will execute and deliver to such other parties such instruments as may be required to facilitate the recovery of any insurance monies.

      Section 17.10. The Depository may keep uninvested such amount of the monies paid over to it as it deems sufficient to make timely payments thereof. However, if the Depository, in its sole discretion, shall deem any portion of such monies available for investment, such portion shall be invested in certificates of deposit or bankers' acceptances of any United States commercial bank having a net worth in excess of One Hundred Million and NO/100 ($100,000,000.00) Dollars. Investments may also be made in United States Treasury Bills or Notes. The Depository will not be liable for any loss which may be incurred by reason of any such investment of the funds which it holds thereunder. Any net income resulting from such investments, including any gains realized on sale thereof, shall be added to and deemed to be part of the monies paid over to the Depository. To the extent practicable, the Depository will schedule maturities of investments to meet the needs of the person conducting the Restoration, pursuant to monthly estimates of expected needs furnished by such person. To the extent that the Depository becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds hereunder or any payment made hereunder, the Depository may pay such taxes as if such income were the Depository's sole income. The Depository may withhold from any payment of monies held by it hereunder such amount as it estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the amount withheld for that purpose. Notwithstanding anything contained in Section 17.10 of this lease to the contrary, the terms of the Fee Mortgage with respect to the subject matter of this Section shall govern.

      Section 17.11. Tenant agrees to give prompt notice to Landlord with respect to all fires and other casualties occurring in, on, at or about the Demised Premises which result in any death or serious personal injury or in any material damage or destruction to the Building or Building Equipment.

      Section 17.12. To the extent that the provisions of this Article shall conflict with the provisions of any laws of the State of New York, or any agency or political subdivision thereof, controlling the rights and obligations of parties to leases in the event of damage by fire or other casualty to leased space, the provisions of this Article shall govern and control and such conflicting laws shall be deemed waived by the parties hereto. To the extent that the provisions of this Article shall conflict with the provisions of any Fee Mortgage, the provisions of such Fee Mortgage shall govern.

                            ARTICLE 18. CONDEMNATION

      Section 18.1. If, at any time during the term of this lease, title to the whole or materially all of the Demised Premises shall be taken by the exercise of the right of condemnation or eminent domain, this lease shall terminate and expire upon the later of (a) the vesting of title to the Demised Premises in the condemning authority or (b) transfer of possession of the Demised Premises to the condemning authority. Until the later of such dates, Tenant shall not be relieved of its obligation to pay Fixed Annual Rent and Additional Rent. In such event, the total award made with respect to the Demised Premises shall be determined by aggregating the respective values of the leasehold and fee estates therein, and, after making the payments to Landlord required by the Option Agreement in respect of the Option, the balance of the award, subject to the rights of any Mortgage, shall be paid to the Tenant. For the purposes of this lease, "materially all of the Demised Premises" shall be deemed to have been taken if, in the reasonable opinion of Tenant, the Building can no longer be operated in an economically viable manner.

      Section 18.2. If at any time during the term of this lease, title to less than the whole or materially all of the Demised Premises shall be taken as aforesaid, or if there shall be any change of grade, then the entire award, after the payment of the reasonable costs and expenses incurred by the parties in connection with such proceeding, shall be paid towards the cost of demolition, repair and restoration, substantially in the manner and subject to the same terms and conditions as those provided in Section 16.3 and Article 17, hereof. Any balance remaining after payment of such costs of demolition, repair and restoration as aforesaid, shall be paid to the Tenant.

      Section 18.3. In the event of a negotiated sale of all or a portion of the Demised Premises in lieu of condemnation, the proceeds shall be distributed as herein provided in cases of condemnation.

      Section 18.4. Notwithstanding anything to the contrary herein contained, in the event of a permanent or temporary taking of all or any part of the Demised Premises, Tenant and its subtenants shall have the exclusive right to assert claims for any trade fixtures and personal property so taken which were the property of Tenant or its Affiliates or subtenants and/or relocation expenses of Tenant or its Affiliates as subtenants, and all awards and damages in respect thereof shall belong to Tenant, its Affiliates and subtenants, and Landlord hereto waives any and all claims to any part thereof.

                           ARTICLE 19. APPORTIONMENTS

      Section 19.1. Landlord shall have the right to continue to prosecute and/or settle any pending tax reduction proceedings in respect of the Demised Premises. However, Landlord shall have no right to enter into any settlement affecting any tax years after the 1997-1998 tax year without Tenant's prior written consent, which may be withheld in its sole discretion. Any refunds of savings in the payment of taxes resulting from tax reduction proceedings applicable to the period prior to the Commencement Date shall belong to and be the property of Landlord, and any refunds or savings in the payment of taxes applicable to the period from and after the Commencement Date shall belong to and be the property of Tenant; provided, however, that if any refund creates an obligation to reimburse any tenants for any rents paid for a period of time prior to the Commencement Date, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in this lease to such tenant) shall be paid to Tenant from the Landlord's portion and Tenant shall disburse the same to such tenants. All attorneys' fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Landlord and Tenant in proportion to the gross amount of such refunds or savings payable to Landlord and Tenant, respectively (without regard to any amounts reimbursable to tenants).

      Section 19.2. Landlord and Tenant shall promptly apportion any rent payments delivered to either party pursuant to the Leases in respect of periods prior to the Commencement Date as follows:

            19.2.1. Any fixed rents collected subsequent to the Commencement Date shall be apportioned as of the date of the Commencement Date, and applied, first, to the costs of collection; second, to the month in which the Commencement Date occurs; third, on account of any period for which rent is due from and after the month in which the Commencement Date occurs; fourth, to the extent Tenant shall have received such rent from any tenant certified by Landlord on the Commencement Date, as provided below (the "Late Tenant Certification") to be in arrears, to payment of rent due on account of the month immediately preceding the month in which the Commencement Date occurs; and, fifth, to the extent Tenant shall have received from any tenant covered by a Late Tenant Certification, monies in excess of all rents then due from such tenant, to payment of rents due on account of any period prior to the one month period preceding the month in which the Commencement Date occurs. On the Commencement Date, Landlord shall deliver to Tenant a list of all tenants who are delinquent in the payment of rents, the nature and amount of each such delinquency and the period to which each such delinquency relates.

            19.2.2. Any rents payable by any tenants by reason of taxes, operating expenses (whether calculated directly, and/or based upon increases in the porter's wage or other formula), shall be allocated as and when collected on the basis of the respective periods with respect to which such operating expenses were incurred or such taxes were payable or such cost of living increases related, notwithstanding the date(s) on which such rents become payable, and the receiving party shall promptly pay over to the other party any portion of such rents (if and when received) to which the other party is entitled. Landlord, on reasonable notice and at reasonable times, shall make available to Tenant any records (to the extent not previously delivered to Tenant on the Commencement Date) which are necessary to allow Tenant to bill tenants for such rents, whether due or applicable to periods prior to subsequent to Commencement Date.

      Section 19.3. Landlord and Tenant shall apportion amounts due under any service contracts and sums paid or payable for utilities, including, without limitation, telephone, steam, electricity, and gas, on the basis of the most recent bills therefor. Any sums on deposit with any utility company which will remain on deposit after the Commencement Date as verified in writing by such utility company shall be credited to Landlord.

      Section 19.4 After the date hereof, if any party believes there has been an incorrect apportionment, it shall so notify the other party, which notice shall include the calculations for correcting the prior apportionment. If as a result of the incorrect apportionment Landlord is entitled to more money, such amount shall be payable as Additional Rent hereunder. If Tenant is entitled to more money, Tenant shall have a right of Set-Off (hereinafter defined) in respect of said amount. If the parties are in disagreement as to the correct apportionment amount, Landlord shall not be entitled to the benefit of the provisions of Section 20.1.4 and Tenant shall not exercise its right of Set-Off with respect thereto and the parties shall submit such dispute to arbitration, as provided in Article 44 hereof.

            ARTICLE 20. CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS

      Section 20.1. This lease and the term of this lease are subject to the limitations that if, at any time prior to or during the term of this lease, any one or more of the following events (herein called an "Event of Default") shall occur, that is to say:

            20.1.1. If Tenant shall make an assignment for the benefit of its creditors; or

            20.1.2. If any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and if any such proceeding shall not be dismissed within ninety (90) days after the institution of the same; or if any such petition shall be so filed by Tenant; or

            20.1.3. If, in any proceeding, a receiver or trustee be appointed for all or any portion of Tenant's property, and such receivership or trusteeship shall not be vacated or set aside within ninety (90) days after the appointment of such receiver or trustee; or

            20.1.4. If Tenant shall fail to pay any installment of the Fixed Annual Rent or any Additional Rent (subject to Sections 20.1.5 and
            20.1.6 below), or any part thereof, when the same shall become due and payable, and such failure shall continue for ten (10) days after notice thereof from Landlord to Tenant, provided, however, that Landlord shall be required to give Tenant notice of failure to pay only for the first two (2) times in any twelve (12) month period, and further provided that, with respect to any payment to be made to a Fee Mortgagee, (i) same shall be paid by Tenant at least two (2) business days prior to the expiration of the grace or cure period contained in such Fee Mortgage, (ii) proof of payment by facsimile transmission shall be sent to Landlord immediately upon payment by Tenant and (iii) no notice of failure to pay such payment to a Fee Mortgagee shall be given by Landlord to Tenant. A failure on the part of Tenant to pay such requisite amounts under a Fee Mortgage in accordance with this provision (unless Fee Mortgagee waives any resulting default or reinstates the Fee Mortgage following such default) shall constitute an Event of Default. However, the failure on the part of Tenant to submit proof of payment thereof shall constitute an Event of Default under this lease only if (i) Tenant has received notice from Landlord that Landlord has not received said copies and (ii) Tenant has not forwarded said copies within ten
            (10) business days of receipt of said notice; or

            20.1.5. If Tenant fails to comply with Section 34.2, unless the Fee Mortgagee agrees to waive all default interest and penalties ("Penalties") in respect of such failure to refinance the Fee Mortgage or extend the maturity date thereof or Tenant pays such Penalties to the Fee Mortgagee or escrows same with the Landlord's counsel (provided, however, if, thereafter, the Fee Mortgagee waives the Penalties or Tenant refinances the Fee Mortgage or extends the maturity date of the Fee Mortgage as required by Section 34.2, such escrow shall be released to Tenant); or

            20.1.6. If Tenant fails to comply with Section 34.2, and the Fee Mortgagee commences a foreclosure proceeding or sends written notice to Landlord that it intends to commence a foreclosure proceeding (provided, however, if the Fee Mortgagee rescinds any notice of foreclosure or discontinues, or agrees in writing to discontinue, any foreclosure proceeding once it is commenced, such default shall be deemed waived by the Landlord); or

            20.1.7. If Tenant shall fail to perform or observe any other requirement of this lease (not hereinbefore in this Section 20.1 specifically referred to) on the part of Tenant to be performed or observed (other than the payment of a sum of money) and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant (subject, however, to the provisions of Sections
            20.5 and 24.4);

            20.1.8. If the Optionee fails to pay the Option Payments when the same shall become due and payable, and such failure shall continue for ten (10) Business Days after notice thereof from Landlord to Tenant;

            Then, upon the happening of any one or more of the aforementioned Events of Default, (subject to the reinstatement of the Fee Mortgage or a waiver by Fee Mortgagee of any default under the Fee Mortgage as provided in Section
20.1.4 above) Landlord may give to Tenant a notice (hereinafter called "notice of termination") terminating this lease at the expiration of five (5) business days from the date of Tenant's receipt of such notice of termination, and at the expiration of such five (5) business days, this lease and the term of this lease, as well as all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such five (5) day period were the date originally specified herein for the expiration of the term of this lease, and Tenant shall then quit and surrender the Demised Premises to Landlord, and Landlord or Landlord's agents or servants may, either by summary process or by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Demised Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any Subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Demised Premises, together with all additions, alterations and improvements thereto; but Tenant shall remain liable as hereinafter provided, subject to the provisions of
Article 31.

      Section 20.2. Subject to the rights of any Mortgagee, if this lease shall be terminated as provided in Section 20.1, all of the right, title, estate and interest of Tenant (a) in and to the Building and the Building Equipment, all changes, additions and alterations therein, and all renewals and replacements thereof, (b) in and to all rents, income, receipts, revenues, issues and profits issuing from the Demised Premises, or any part thereof, whether then accrued or to accrue, (c) in and to all insurance policies and all insurance monies premiums or awards paid or payable thereunder, and (d) in the then entire undisbursed balance of any funds in the hands of the Depository, shall automatically pass to, vest in and belong to Landlord, without further action on the part of either party, free of any claim thereto by Tenant.

      Section 20.3. Subject to the provisions of Article 31, if this lease is terminated under the provisions of Section 20.1 or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant; Tenant shall pay Landlord the fair rental value of any space in the Demised Premises occupied by Tenant or an Affiliate after such termination or re-entry, without thereby creating a landlord-tenant relationship and Tenant shall be liable for no other damages. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof beyond the applicable grace period, if any, Landlord shall have the right to seek an injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this lease.

      Section 20.4. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this lease and of the term of this lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the Possession of the Demised Premises in any action or proceeding, or if Landlord shall enter the Demised Premises by process of law hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter enforce, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Demised Premises or for a continuation of this lease for the term of this lease hereby demised after having been dispossessed or ejected therefrom by process of law.

      Section 20.5. Anything in this Article 20 to the contrary notwithstanding it is expressly understood that with respect to any Event of Default within the purview of Section 20.1.7 only, if such Event of Default cannot with the exercise of reasonable diligence, because of Unavoidable Delays or otherwise, be cured within the period of thirty (30) days provided for in said Section, Landlord shall not be entitled to serve a notice of termination upon Tenant, as provided in Section 20.1, if Tenant shall commence the curing of such Event of Default promptly after notice thereof from Landlord and shall thereafter proceed with reasonable diligence to complete the curing of such Event of Default, subject to Unavoidable Delays, it being the intention hereof that in connection with any Event of Default within the purview of Section 20.1.7 only, which is not susceptible of being cured with due diligence within said thirty (30) days, the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with reasonable diligence, subject to Unavoidable Delays. If at any time Landlord has reasonably determined that Tenant has not proceeded with reasonable diligence to complete the curing of such Event of Default, Landlord shall not be entitled to serve a notice of termination unless Landlord has notified Tenant of such determination and Tenant has failed to respond within five (5) business days after its receipt of such notice. Any dispute between Landlord and Tenant with respect to the subject matter hereof shall be submitted to arbitration pursuant to Article 44.

      Section 20.6. The words "re-enter" and "re-entry" as used herein are not restricted to their technical legal meanings.

      Section 20.7. If (a) there shall be an Event of Default and (b) Tenant shall not be attempting to cure such Event of Default with reasonable diligence, then Landlord may, but shall not be obligated to do so, after written notice to Tenant and without waiving or releasing Tenant from any obligations of Tenant in this lease contained, make such payment or perform such act which Tenant is obligated to perform under this lease in such manner and to such extent as may be necessary to cure such Event of Default, and, in exercising any such rights, pay any necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Landlord and all necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the Lease Interest Rate from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this lease expressly provided, shall be payable to the Landlord twenty (20) days after demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Fixed Annual Rent.

      Section 20.8. Upon an Event of Default and only during the continuance of an Event of Default, the provisions of that certain Lockbox Agreement between Landlord and Tenant shall become effective, subject to the rights of any Fee Mortgagee and shall only be instituted if the Leasehold Mortgagee fails to cure such Event of Default as provided in Article 24 hereof.

                           ARTICLE 21. QUIET ENJOYMENT

      Section 21.1. Landlord agrees that Tenant, upon paying the rent herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, shall and may peaceably hold, enjoy and possess the Demised Premises during the term of this lease, without any interruption or disturbance from

Landlord or Persons claiming through or under Landlord. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord's interest in the Demised Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon such subsequent owners and successors in interest of Landlord's interest under this lease, to the extent of their respective interests as and when they shall acquire the same, and only so long as they shall retain such interest.

                        ARTICLE 22. SURRENDER OF PREMISES

      Section 22.1. Tenant shall, upon the expiration or sooner termination of this lease pursuant to its terms, surrender to Landlord any Building and Building Equipment then upon the Demised Premises, together with all alterations and replacements thereof then on the Demised Premises, in good order, condition and repair, except for reasonable wear and tear, subject to Tenant's rights under Article 14, 17 and 18 to demolish the Building.

      Section 22.2. Title to all trade fixtures, furniture, equipment (other than Building Equipment), installed in the Demised Premises shall remain in Tenant or Subtenants, as the case may be, and, upon expiration or sooner termination of this lease, the same may and, upon notice from Landlord, shall, be removed promptly and any resultant damage to the Demised Premises shall be repaired promptly, by and at the expense of Tenant. The provisions of this Section shall survive the expiration or sooner termination of this lease.

      Section 22.3. Any personal property of Tenant or (subject to Article 25) Subtenants which shall remain in, at or upon the Demised Premises for ten (10) days after the expiration or sooner termination of this lease may, at the option of Landlord, be deemed to be abandoned property, and the same may be retained by Landlord, as its sole property, or disposed of by Landlord at Tenant's expense in such manner as Landlord may see fit, without accountability or liability therefor.

                      ARTICLE 23. ASSIGNMENT AND SUBLETTING

      Section 23.1. (a) Tenant shall have the right, without Landlord's consent, to assign this lease or to sublet the Demised Premises as an entirety pursuant to a sublease (the "Master Sublease") in a form agreed to by Tenant and the sublessee thereunder (the "Master Sublessee"), provided:

            23.1.1. Such assignee of this lease shall assume and agree in writing (subject to the provisions of Section 31.1 hereof), duly executed and acknowledged and in form for recording, to perform and observe, from and after the effective date of such assignment, all of the terms, covenants, and conditions of this lease to be observed and performed by the Tenant and to be bound by all of the other provisions of this lease, and that any Master Sublessee shall agree in writing, duly executed and acknowledged and in form for recording, to comply with and be subject to all the provisions of this lease; and

            23.1.2. A duplicate original of such assignment or Master Sublease and the assumption agreement shall be delivered to the Landlord promptly after the execution and delivery thereof, and no such assignment or Master Sublease shall be effective unless and until the foregoing conditions have been complied with. In the event of any such assignment in conformity with the foregoing, Tenant shall be released from the obligations of this lease accruing after the effective date of such assignment. All subsequent assignments of this lease or Master Sublease shall likewise be subject to the terms and conditions of this Section.

            (b) Any Master Sublessee shall have the right to (i) mortgage, pledge, hypothecate or encumber its interest under a Master Sublease and (ii) assign or further sublease the Demised Premises in the same manner as Tenant may assign or sublease the Demised Premises as herein provided. In connection therewith, any mortgagee of the Master Sublessee's subleasehold interest in the Master Sublease shall have the same benefits afforded to any Leasehold Mortgagee of Tenant's leasehold interest as provided in Article 24 hereof. Additionally, any Master Sublease shall be entitled to the benefits set forth in Section 25.1 and, in connection therewith, shall not be required to comply with the provisions of Article 25.

      Section 23.2. Notwithstanding anything to the contrary contained herein, this lease may be assigned at any time without Landlord's consent pursuant to the provisions of Article 24.

      Section 23.3. Tenant shall have the right to sublet portions of the Demised Premises at any time and from time to time without Landlord's consent, provided, and Tenant hereby agrees, that (a) each sublease of any portion of the Demised Premises which is hereafter made shall be in writing, (b) each sublease shall be made on an arms' length basis, on reasonable rentals and terms, (c) no such sublease shall in any way affect or reduce any of the obligations of Tenant under this lease and (d) a true copy of each sublease shall be delivered by Tenant to Landlord promptly after the execution and delivery thereof. In the event that Tenant wishes to let the Demised Premises or any portion thereof for a term extending beyond the term hereof, or to grant any subtenant the option to extend the terms of its letting beyond the terms of this lease, Landlord hereby covenants to enter into a direct lease for such additional term, or extension, as the case may be, with such subtenant on the same terms and conditions as set forth in such sublease, other than the term of such direct lease.

      Section 23.4. If this lease shall be sublet in part by Tenant, Landlord may, after default by Tenant, collect rent from the subtenant and apply the net amount collected to the Fixed Annual Rent and Additional Rent payable under this lease, but no such subletting or collection shall be deemed a waiver of the provisions of this Section, or acceptance of the subtenant as a tenant.

                         ARTICLE 24. LEASEHOLD MORTGAGES

      Section 24.1. Tenant and every successor and assignee of Tenant (including the Master Sublessee and any subtenants, but only with Tenant's prior consent) shall have the right, at any time and from time to time during the term of this lease, to mortgage the leasehold estate created by this lease and any Master Sublease, without Landlord's consent, provided Tenant is not in default after the expiry of all notice and cure periods and further provided in respect of any Leasehold Mortgage that:

            24.1.1. A copy of such Leasehold Mortgage, and the note secured thereby, shall be delivered to Landlord within thirty (30) days after the execution and delivery thereof; and

            24.1.2. Such Leasehold Mortgage shall fully comply with the provisions and conditions of Section 24.2 hereof.

      Section 24.2. Each such Leasehold Mortgage shall contain covenants to the effect that:

            24.2.1. The net proceeds of all insurance policies and of condemnation awards shall be held, used and applied for the purposes and in the manner provided in this lease;

            24.2.2. Subject to the provisions of Section 24.4.5 if an action is brought to foreclose such Leasehold Mortgage, the rents, income, receipts, revenues, issues and profits issuing from the Demised Premises or from any occupancy, lease or leases thereof, shall be collected, either through a receiver appointed by a court, or by the Leasehold Mortgagee, but only if the Leasehold Mortgagee is a Lending Institution, and, in either case, the monies so collected by the receiver or Leasehold Mortgagee shall be first applied and used for the payment of the Fixed Annual Rent then due and owing hereunder or to become due and owing to Landlord, then for any Additional Rent then due and payable under this lease including debt service on any fee mortgage (but not including debt service on any leasehold mortgage), and then for all other maintenance and operating charges and disbursements incurred in connection with the operation and maintenance of the Demised Premises, and any balance remaining after such application may be applied on account of such mortgage indebtedness.

      Section 24.3. Notwithstanding anything contained to the contrary in this lease, Tenant shall have the right to assign to any Leasehold Mortgagee or to the designee or nominee of such Leasehold Mortgagee, without the consent of Landlord if the Leasehold Mortgagee or its designee or nominee shall acquire ownership of the leasehold estate, either following foreclosure of such Leasehold Mortgage or in liquidation of the indebtedness and in lieu of foreclosure thereof, this lease and any or all of the following collateral: (a) Tenant's interest in the Building Equipment, (b) the rents, income, receipts, revenues, issues and profits issuing to the Tenant from the Demised Premises, (c) the Subleases, (d) Tenant's right of election to vacate or remain in possession of the Demised Premises following any rejection of this lease pursuant to a bankruptcy proceeding affecting Landlord, and (e) Tenant's interest in this lease. In such event, the Leasehold Mortgagee or its designee or nominee shall have the further right, without the consent of Landlord to further assign this lease and such collateral and upon such assignment shall be released from the obligations of this lease thereafter arising.

      Section 24.4. If Tenant shall execute and deliver a Leasehold Mortgage, and if the provisions and conditions of Sections 24.1 and 24.2 above shall have been fully complied with and observed to the extent applicable to such Leasehold Mortgage, then if Tenant or the holder of such Leasehold Mortgage shall have notified Landlord in writing of the making thereof and of the name and address of such Leasehold Mortgagee:

            24.4.1. This lease may not be modified, amended, canceled, surrendered or terminated pursuant to a separate agreement between Landlord and Tenant without the prior written consent of such Leasehold Mortgagee;

            24.4.2. There shall be no merger of this lease or of the leasehold estate created hereby with the fee title of the Demised Premises, notwithstanding that this lease or said leasehold estate and said fee title shall be owned by the same person or persons, without the prior written consent of such Leasehold Mortgagee;

            24.4.3. Landlord shall serve upon each such Leasehold Mortgagee a copy of each notice of default and each notice of termination given to Tenant under this lease, within a reasonable time after such notice is served upon Tenant. No such notice to Tenant shall be effective unless a copy thereof is thus served upon each Leasehold Mortgagee;

            24.4.4. Each Leasehold Mortgagee shall have the same period of time after the service of such notice upon it within which to remedy or cause to be remedied the default which is the basis of the notice as that which is provided for the payment or other remedy by Tenant of the matter in default (including, without limitation, any late charge or interest payable by Tenant in connection therewith and any extension of time to cure a default as provided in Section 20.5), plus, if such Leasehold Mortgagee is the first Leasehold Mortgagee and a Lending Institution, an additional period of thirty (30) days, and Landlord shall accept performance by such Leasehold Mortgagee within the time specified herein as timely performance by Tenant;

            24.4.5. In case of default by Tenant under this lease, except a default in the payment of Fixed Annual Rent or Additional Rent, and provided the Leasehold Mortgagee shall actually cure any then defaults in the payment of Fixed Annual Rent or Additional Rent (including by reinstatement of the Fee Mortgage) Landlord shall, other than in an initial notice identifying the nature of such default, take no action to effect a termination of this lease, by service of a notice or otherwise, without first giving to such Leasehold Mortgagee a reasonable time within which either: (a) to obtain possession of the Demised Premises and to remedy such default, in the case of a default which is susceptible of being cured when such Leasehold Mortgagee has obtained possession of the Demised Premises (which possession shall be deemed to include possession by a receiver), or (b) to institute, and with reasonable diligence to complete, foreclosure proceedings or otherwise acquire Tenant's leasehold estate under this lease in the case of a default which is not susceptible of being cured when such Leasehold Mortgagee has obtained possession of the Demised Premises, provided that (i) the Leasehold Mortgagee shall deliver to Landlord within thirty (30) days after the expiration of the grace period of Tenant applicable to the particular default an instrument in writing duly executed and acknowledged wherein the Leasehold Mortgagee agrees that (x) until (1) the interest of Tenant in this lease shall terminate, or (2) conditions (a), (b) and (c) of Section 24.4.7 have been satisfied, whichever is first, it shall pay or cause to be paid to Landlord all sums from time to time becoming due under this lease for Fixed Annual Rent and Additional Rent, as the same become due, and (y) if delivery of possession of the Demised Premises shall be made to the Leasehold Mortgagee or to its nominee or designee, whether voluntarily or pursuant to any foreclosure or other proceedings or otherwise, the Leasehold Mortgagee shall, promptly following such delivery of possession, perform or cause such nominee or designee to perform, as the case may be, all the covenants and agreements herein contained on Tenant's part to be performed to the extent that Tenant shall have failed to perform the same to the date of delivery of possession, as aforesaid, except such covenants and agreements which cannot with the exercise of due diligence be performed by the Leasehold Mortgagee or such nominee, and (ii) if the Leasehold Mortgagee delivering such instrument is not a Lending Institution, that such Leasehold Mortgagee furnish such security as Landlord shall reasonably require to assure the remedying of such default.

            24.4.6. If Landlord shall elect to terminate this lease by reason of any default of Tenant, each Leasehold Mortgagee shall not only have the right to nullify any notice of termination by agreeing to cure such default as aforesaid, but shall also have the separate right to postpone and extend the specified date for the termination of this lease as fixed by Landlord in its notice of termination, for a period of not more than twelve months, provided that such Leasehold Mortgagee shall within sixty (60) days cure or cause to be cured any then existing monetary defaults and thereafter pay or cause to be paid the Fixed Annual Rent and Additional Rent, and provided further that the Leasehold Mortgagee shall forthwith take steps to acquire or sell Tenant's interest in this lease by foreclosure of the Leasehold Mortgage or otherwise and shall prosecute the same to completion with reasonable diligence. If at the end of said 12-month period the Leasehold Mortgagee shall be actively engaged in steps to acquire or sell Tenant's interest in this lease, the time of said Leasehold Mortgagee to do so shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence. If the Leasehold Mortgagee is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy, debtor rehabilitation or insolvency proceedings involving Tenant from commencing or prosecuting foreclosure or other appropriate proceedings, the said 12-month period shall be extended for the period of such prohibition, provided that the Leasehold Mortgagee shall diligently attempt to remove any such prohibition. If Tenant's interest is acquired or sold as aforesaid by foreclosure of the Leasehold Mortgage or otherwise during said 12-month period, as same may be extended as aforesaid, the intended termination of this lease by Landlord under the aforesaid notice will be automatically nullified and this lease will continue as if said notice of termination had never been given, provided Leasehold Mortgagee has complied with its obligations under this Section 24.4.6.

            24.4.7. Nothing herein contained shall be deemed to require the Leasehold Mortgagee to continue with any foreclosure or other proceedings or, in the event the Leasehold Mortgagee shall otherwise acquire possession of the Demised Premises, to continue such possession if the default in respect of which Landlord shall have given the notice provided for in this Section 24.4 shall be remedied. However, at any time after the execution and delivery of the instrument referred to in subdivision (i) of Section 24.4.5, any such Leasehold Mortgagee may notify Landlord that it does not intend to continue in possession of the Premises or institute foreclosure proceedings, or, if such proceedings have been commenced, that it will discontinue them, and in such event the Leasehold Mortgagee shall have no further liability under such instrument from and after the date the Leasehold Mortgagee relinquishes possession or discontinues the foreclosure proceedings, as the case may be (other than obligations provided for under such instrument or other undertaking of the Leasehold Mortgagee, which shall have accrued as of the date of such relinquishment of possession or discontinuance of foreclosure proceedings, as the case may be, for payment of Fixed Annual Rent, Additional Rent, insurance premiums and Impositions and the performance of the obligation to remit to Landlord any insurance proceeds then held by the Leasehold Mortgagee and assign to Landlord any claims under insurance policies). Thereupon Landlord shall have the right to terminate this lease and to take any other action it deems appropriate by reason of Tenant's default. No Leasehold Mortgagee shall be required to commence or continue any foreclosure or other proceedings or to obtain or continue possession of the Premises. If prior to any sale pursuant to any proceeding brought to foreclose any Leasehold Mortgage, or if prior to the date on which Tenant's interest in this lease and the Demised Premises shall otherwise be extinguished, (a) the default in respect of which Landlord shall have given the notice provided for in this Section shall have been remedied, (b) all Fixed Annual Rent and Additional Rent then due shall have been paid to the date possession of the Demised Premises has been restored to Tenant, and (c) possession of the Demised Premises shall have been restored to Tenant, then any further obligation of the Leasehold Mortgagee pursuant to the instrument referred to in
            Section 24.4.5 shall be null and void and of no further effect;

            24.4.8. If this lease shall terminate prior to the expiration of the term of this lease, (and whether or not the instrument referenced in clause (i) of Section 24.4.5 has been delivered) Landlord shall enter into a new lease for the Demised Premises with any such Leasehold Mortgagee, or its designee, for the remainder of the term, effective as of the date of such termination, at the Fixed Annual Rent and Additional Rent and with the same priority and upon the same terms, covenants and conditions contained herein, except that
            (a) Landlord shall have no obligation to put the new tenant in possession of the Demised Premises as against Tenant or anyone claiming under Tenant, and (b) Landlord, simultaneously with the execution and delivery of such new lease, shall turn over to the new tenant all monies, if any, then held by Landlord under this lease on behalf of Tenant to which Tenant would have been entitled but for the termination of this lease or the default which resulted in such termination and the same shall apply to funds then being held by a Depository, on condition that: (i) such Leasehold Mortgagee shall make written request for such new lease within forty five (45) days after the date of such termination; (ii) prior to the commencement date of the term of the new lease, such Leasehold Mortgagee shall cure or, in the case of defaults not involving the payment of Fixed Annual Rent or Additional Rent, shall commence action to cure and thereafter prosecute such action with all reasonable diligence) all defaults of Tenant under this lease (susceptible of being cured by such Leasehold Mortgagee) which remain uncured on that date, and shall pay or cause to be paid all unpaid sums which at such time would have been payable under this lease but for such termination, and shall pay or cause to be paid to Landlord on that date all expenses, including reasonable counsel fees, court costs and disbursements, incurred by Landlord in connection with any such default and termination as well as in connection with the execution and delivery of such new lease; and (iii) Landlord agrees that the Fee Mortgagee may deliver to the Tenant under such new lease a non-disturbance agreement in the form required by Section 28.1 with respect to this lease or as may otherwise be agreed to between the Tenant and the Fee Mortgagee.

            If more than one Leasehold Mortgagee shall request such new lease, such new lease shall be made with and delivered to the Leasehold Mortgagee (or its nominee or designee) whose mortgage is prior in lien to those of any others, without regard to the time of request;

            24.4.9. Tenant and each Leasehold Mortgagee and each designee of a Leasehold Mortgagee which shall succeed to the rights of Tenant under this lease, shall be deemed to have agreed to apply the rents, issues and profits of the Demised

            Premises to fulfill its obligations under this lease before applying the same for any other purpose.

            24.4.10 Landlord may exercise any of its rights or remedies with respect to any other default by Tenant occurring during the period of such forbearance provided for under Section 24.4.5, subject to the rights of each Leasehold Mortgagee under this Article as to such other defaults, if any.

      Section 24.5. Upon the execution and delivery of a new lease under Section
24.4.8 Landlord shall assign and transfer to the tenant under the new lease, without recourse, any and all of Landlord's rights, title and interest in and to all subleases, if any, and each sublessee whose sublease is in effect immediately prior to the execution of the new lease shall be deemed to have attorned to the new tenant and the new tenant shall at its option be deemed to have accepted same.

      Section 24.6. In the event any prospective Leasehold Mortgagee requires as a condition to the making of a Leasehold Mortgage loan satisfactory to Tenant, the amendment of one or more provisions of this lease and/or the addition of one or more clauses hereto and said amendment or amendments and/or addition or additions required by such Leasehold Mortgagee do not materially affect Landlord's or Tenant's rights, privileges and indemnities hereunder, Landlord and Tenant agree to cooperate with such Leasehold Mortgagee in connection therewith and Landlord and Tenant shall so amend this lease from time to time.

      Section 24.7. In the event any prospective Fee Mortgagee requires as a condition to the making of a Fee Mortgage loan as contemplated by Article 34 hereof, the amendment of one or more provisions of this lease and/or the addition of one or more clauses hereto and said amendment or amendments and/or addition or additions required by such Fee Mortgagee do not materially affect Landlord's or Tenant's rights, privileges and indemnities hereunder, Landlord, Tenant and Leasehold Mortgagee agree to cooperate with such Fee Mortgagee in connection therewith and Landlord and Tenant shall so amend this lease from time to time.

      Section 24.8. Any Leasehold Mortgage that is bifurcated into a project loan mortgage and a building loan mortgage shall be deemed to be a single Leasehold Mortgage.

      Section 24.9. Anything herein to the contrary notwithstanding, upon the completion of any Leasehold Mortgage foreclosure proceedings pursuant to which the Leasehold Mortgagee, its nominee or another person acquires the Tenant's interest in this lease, Landlord shall be deemed to have waived any Event of Default by the prior Tenant which is not reasonably susceptible of being cured by such Leasehold Mortgagee, nominee or other person; provided, however, that, subject to the provisions of Section 24.4.4, (x) during the pendency of such proceedings all insurance required to be maintained by Tenant under this lease shall have been maintained in full force and effect and all payments of Fixed Annual Rent and Additional Rent due under the terms of this lease shall have been paid and, (y) upon the completion of such proceedings there shall exist no uncured Event of Default with respect to the payment of Fixed Annual Rent, Additional

Rent or other sums due and payable to Landlord under this lease. Without limiting the generality of the foregoing, an Event of Default of the prior Tenant not "susceptible" of being cured or performed by such a Leasehold Mortgagee, nominee, or other person shall include, but not be limited to: (i) the failure of the prior Tenant to comply with the time requirements of any term or provision of this lease (but not the failure to comply with the underlying term or provision itself); (ii) any bankruptcy, insolvency or receivership or similar event related to the prior Tenant; or (iii) failure of the prior Tenant to give any required notices or certificates to Landlord. In no event shall any Event of Default in the payment of Fixed Annual Rent or Additional Rent or other sums due Landlord from Tenant under this lease ever be deemed an Event of Default which is not "susceptible" of being cured or performed by such a Leasehold Mortgagee, nominee, or other person.

      Section 24.10. If Tenant shall have mortgaged this lease then Landlord agrees, for the benefit of the Leasehold Mortgagee, to the extent permitted by applicable law, the right of election arising under Section 365(h)(1) of the Bankruptcy Code, 11 U.S.C. ss. 365(h)(1), shall be exercisable by such Leasehold Mortgagee and not by Tenant, and any exercise or attempted exercise by Tenant of such right of election in violation of the immediately preceding provision of this sentence shall be void. Any rejection of this lease by any trustee of Tenant in any bankruptcy, reorganization, arrangement or similar proceeding which would otherwise cause this lease to terminate, shall, without any action or consent by Landlord, Tenant or any Leasehold Mortgagee, effect the transfer of Tenant's interest hereunder to the Leasehold Mortgagee or its nominee. Such Leasehold Mortgagee may terminate this lease upon such transfer upon giving notice thereof to Landlord no later than forty-five (45) days after notice from Landlord of such transfer. The Leasehold Mortgagee shall thereupon have no further obligations hereunder. Alternatively, the senior Leasehold Mortgagee may request a new lease upon the same terms and conditions as this lease within forty-five (45) days after notice from Landlord of such transfer, in which event all obligations accruing pursuant to this lease prior to the effective date of the new lease shall be payable at the date of its effectiveness notwithstanding the earlier rejection and termination.

      Section 24.11. Except where the Leasehold Mortgagee has become the Tenant, no liability for the payment of rent or the performance of any of Tenant's covenants and agreements under this lease shall attach to or be imposed upon the Leasehold Mortgagee, all such liability as against the Leasehold Mortgagee being hereby expressly waived by Landlord, and if the Leasehold Mortgagee or its nominee or designee becomes the Tenant under this lease, all of the obligations and such liabilities of the Leasehold Mortgagee or its nominee or designee shall cease and terminate upon assignment of this lease or abandonment of the Demised Premises.

      Section 24.12. Notwithstanding any provision to the contrary, foreclosure of a Leasehold Mortgage or any sale of Tenant's interest in this lease and the Demised Premises in connection with a foreclosure, whether by judicial proceedings or by virtue of any power of sale contained in the Leasehold Mortgage, or any conveyance of Tenant's interest in this Lease and the Demised Premises from Tenant to the Leasehold Mortgagee or its nominee or designee by virtue of or in lieu of foreclosure or other appropriate proceedings, or any conveyance of Tenant's interest in this lease and the Demised Premises by the Leasehold Mortgagee or its nominee or designee, shall not require the consent or approval of Landlord or constitute a breach of any provision of or a default under this lease.

      Section 24.13. Notwithstanding anything contained in this Article 24 to the contrary, in the event the Leasehold Mortgagee is the Tenant or an Affiliate of the Tenant, such Leasehold Mortgagee shall not be entitled to the benefits granted to a Leasehold Mortgagee pursuant to this Article 24.

      Section 24.14. If the Mortgagor is the Master Sublessee, then, solely for the purposes of this Article 24, the term "Master Sublessee" shall be substituted for the term "Tenant" and the term "Master Sublease" shall be substituted for the term "this lease", as the context shall require.

                       ARTICLE 25. SUBLEASES - ATTORNMENT

      Section 25.1. Landlord hereby agrees, for the benefit of any subtenant which (i) is not an Affiliate of Tenant (ii) has a bona fide sublease covering either retail space on the street level of the Building or two thousand (2000) square feet or more above the street level of the Building and either (A) an initial term of twenty (20) or fewer years or (B) if more than twenty (20) years, provided the Fixed Annual Rent together with Additional Rent is no less than ninety (90%) percent of the prevailing market rate for such sublease at the time executed and (iii) agrees to make full and complete attornment to Landlord for the balance of the term of such sublease that in the event of the cancellation or termination of this lease in accordance with the terms hereof (unless such termination shall arise under Article 18 hereof) or of the surrender thereof whether voluntary, involuntary or by operation of law, prior to the expiration date of such subtenant's sublease, including extensions and renewals granted thereunder and subject to the observance and performance by such subtenant of all of the terms, covenants and conditions under such sublease within the time frames provided therein, including any applicable notice and cure periods, as follows:

            25.1.1. That such subtenant upon paying the rent reserved under such sublease, and performing and observing the covenants, conditions and agreements thereof upon the part of such subtenant to be performed and observed, shall and may peaceably hold and enjoy the premises sublet to the subtenant under such sublease during the term of such sublease, without any interruption or disturbance from Landlord or Persons claiming through or under Landlord, and Landlord shall not terminate such sublease, subject, however, to the terms of such sublease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord's interest in the Demised Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding upon such subsequent owners and successors in interest of Landlord's interest in the Demised Premises, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

            25.1.2. That the sublease shall continue in full force and effect and Landlord shall recognize the sublease and the subtenant's rights thereunder and will thereby establish direct privity of estate and contract as between Landlord and the subtenant under said sublease with the same force and effect as though the sublease were originally made from Landlord in favor of the subtenant thereunder, subject to the limitations set forth in Section 25.1.3.

            25.1.3. To assume such obligations on the part of the sublessor under such sublease arising from and after the date of such attornment, provided, however, Landlord shall not be (a) liable in any way to the subtenant for any act of omission, neglect or default on the part of Tenant, as sublandlord under said sublease, (b) responsible for any monies owing by or on deposit with Tenant to the credit of the subtenant, whether in the nature of security or otherwise, unless and to the extent such monies are delivered to Landlord, (c) subject to any counterclaim or set-off which theretofore accrued to the subtenant against Tenant, as such sublandlord, (d) bound by any previous prepayment of subrents for more than two (2) months which was not approved in writing by Landlord or its predecessors in interest in respect of this lease,
            (e) liable to the subtenant beyond Landlord's interest in the Building and the rents, income, receipts, revenues, issues and profits issuing from the Building, (f) responsible for the performance of any work to be done by the sublandlord under such sublease to render the subleased premises ready for occupancy by the sublessee, or (g) required to remove any person occupying the subleased premises or any part thereof, except if such person claims by, through or under Landlord.

      Section 25.2. Within thirty (30) days after request from Landlord, which shall not be made more frequently than once in any calendar year, Tenant shall notify Landlord with respect to each sublease which then qualifies for the benefits afforded under Section 25.1. Such notice shall set forth with respect to each such sublease, the name of the subtenant, the date of such sublease and the space covered thereby. If requested by Tenant or such subtenant Landlord will enter into an agreement in recordable form prepared by Tenant or such subtenant confirming Landlord's obligations to such subtenant pursuant to
Section 25.1.

                        ARTICLE 26. ESTOPPEL CERTIFICATES

      Section 26.1. Landlord and Tenant each agree at any time and from to time, upon not less than ten (10) days' prior request by the other party, any Mortgagee to execute, acknowledge and deliver to the other party or any Mortgagee, a statement in writing certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), (b) the dates to which the Fixed Annual Rent and Additional Rent have been paid in advance, if any, (c) whether or not, to the actual knowledge of the signer of such certificate, there is any existing default or Event of Default under this lease on the part of either party thereto and, if so, specifying each such default, and (d) whether or not, to the actual knowledge of the signer of such certificate, any event has occurred, which with the passage of time or the giving of notice, or both, would constitute such a default and, if so, specifying each such event, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or Mortgagee of the fee of the Demised Premises or of the leasehold estate created under this lease, the prospective assignees of any Leasehold Mortgage or Fee Mortgage and any such subtenant. Landlord also agrees to add any information reasonably requested by a Mortgagee.

      Section 26.2. If a party shall fail or refuse to execute, acknowledge and deliver the statement required under Section 26.1 within ten (10) days after request from the other party, and if the party requesting such statement shall give the other party a further five (5) day notice requesting such statement but such failure and refusal shall continue during such five (5) day period, then it shall be deemed that the party in default has certified that (i) this lease is unmodified and in full force and effect, (ii) Fixed Annual Rent and Additional Rent have not been paid for any period subsequent to the billing period then in progress, (iii) to its actual knowledge there are then no defaults or Events of Default on the part of either party to this lease, and (iv) no event has occurred which, with the passage of time or the giving of notice, or both would constitute such a default or Event of Default. Notwithstanding the foregoing, such deemed certification may not be relied upon by Landlord or Tenant, but only by their heirs, successors and assigns.

      Section 26.3. Neither party shall be required to provide more than four
(4) statements under this Article 26 in any twelve (12) month period, unless Tenant needs additional statements in connection with a financing.

                        ARTICLE 27. WAIVER OF JURY TRIAL

      Section 27.1. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto, except where such waiver is barred by law.

                    ARTICLE 28. SUBORDINATION/NON-DISTURBANCE

      Section 28.1. Unless Tenant otherwise agrees with the Fee Mortgagee, which agreement shall be evidenced by a written instrument, this lease and the leasehold estate created hereby shall be superior to any Fee Mortgage now or hereafter a lien upon the Demised Premises.

      Section 28.2. If Tenant has agreed that this lease and the leasehold estate created hereby is subject and subordinate to any Fee Mortgage now or hereafter a lien upon the Demised Premises, such subordination shall be effective for only so long as there shall be and remain in full force and effect between the holder of such Fee Mortgage and Tenant a subordination and non-disturbance agreement in the form reasonably required by such Fee Mortgagee, and further provided that:

            28.2.1  The Fee Mortgage is a lien on the Demised Premises; and

            28.2.2  The Fee Mortgagee is a Lending Institution.

            Upon notice from Landlord or the holder of such Fee Mortgage, Tenant shall (i) promptly execute, acknowledge and deliver such agreement and (ii) request such holder to do likewise.

                             ARTICLE 29. NON-MERGER

      Section 29.1. There shall be no merger of this lease, nor of the leasehold estate created by this lease, with the fee estate in the Demised Premises by reason of the fact that this lease or the leasehold estate created by this lease or any interest in this lease or any such leasehold estate may be held, directly or indirectly, by or for the account of any person or persons who shall own the fee estate in the Demised Premises, or any interest in such fee estate, and no such merger shall occur unless and until all persons at the time having an interest in the fee estate in the Demised Premises and all persons (including Leasehold Mortgagees) having an interest in this lease, or in the leasehold estate created by this lease, shall join in a written instrument effecting such merger and shall duly record the same.

           ARTICLE 30. EXCAVATION ON ADJOINING PROPERTY; ENCROACHMENTS

      Section 30.1. If any adjoining building or structure encroaches or shall at any time encroach upon the Demised Premises, no claim or demand or objection of any kind shall be made by Tenant against Landlord by reason of any such encroachment (unless such encroachment shall have been caused or approved by Landlord without Tenant's consent after the Commencement Date of this lease, which consent or approval shall be deemed a default by Landlord under this lease) and no claim for abatement of rent and of other charges which may become due under this lease shall be made by reason of any such encroachment or in connection with the removal thereof, and the rights, liabilities and obligations of the parties hereto shall be the same as if there were no such encroachment, and in any legal proceedings relating thereto, the Demised Premises may properly and without prejudice be described according to the description hereinbefore contained without reference to any such encroachments. Landlord agrees to cooperate with Tenant in any proceedings brought by Tenant to remove any such encroachments, provided that the same shall be without cost, liability or expense to Landlord.

                       ARTICLE 31. LIMITATION OF LIABILITY

      Section 31.1. Notwithstanding anything contained to the contrary in this lease, whether express or implied, it is agreed that each party will look only to the other's interest in and to the

Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by the other in the event of a breach or default under this lease by the other, and no other property or assets of the party committing such breach or default or its directors, officers, shareholders, partners or other principals (disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process). The interest in and to the Demised Premises of a party under this lease shall include, without limitation, the rents, income, receipts, revenues, issues and profits issuing from the Demised Premises, any insurance policies carried under this lease and the premiums or proceeds thereof, any money or securities deposited by Tenant with Landlord or any escrow agent hereunder, any surety or performance bonds provided by Tenant hereunder and the proceeds therefrom, and any award to which Tenant may be entitled in any condemnation proceedings or by reason of a temporary taking of the Demised Premises and any real estate tax refunds. In confirmation of the foregoing a party acquiring a lien on such other property or asset, by judgment or otherwise, shall promptly release such lien by executing, acknowledging and delivering an instrument in recordable form to that effect prepared by the other party, but such instrument of release shall not release any such lien on the interest of the other party in the Demised Premises.

      Section 31.2. The provisions and conditions of Section 31.1 above are not intended to, and shall not in any way whatsoever, affect or limit any right or remedy which any party may have against the other under any agreement, matter, claim, or thing which is extrinsic to, and does not arise out of, this lease.

                   ARTICLE 32. EXHIBITION OF DEMISED PREMISES

      Section 32.1. Tenant shall, subject to the applicable provisions of subleases, permit Landlord and its authorized representatives to enter the Demised Premises at all times during usual business hours and upon reasonable notice for any reasonable purpose and subject to the provisions of the subleases.

                               ARTICLE 33. BROKER

      Section 33.1. Tenant and Landlord shall indemnify and save each other harmless from and against any claims for commissions, fees, compensation or reimbursement of expenses, asserted by any Person other than Judmart Realty Corp. (the "Broker") who dealt with or claims to have dealt with either Landlord or Tenant or any Affiliate of either such party in connection with this lease, and any reasonable cost or expense incurred by either such party in defending such claim. Landlord agrees to pay the Broker pursuant to a separate agreement.

      Section 33.2. Each party represents and warrants to the other that the only broker with whom it dealt in connection with this lease is the Broker.

      Section 33.3. Each party under Section 33.1 may, at its option, designate the counsel which shall defend the indemnified party, subject to such party's approval, which shall not be unreasonably withheld.

                   ARTICLE 34. LANDLORD COVENANTS/REFINANCING

      Section 34.1 From and after the date hereof, Landlord covenants and agrees that it will not enter into any agreement, other than this lease and other agreements with Tenant's affiliates, to sell, transfer, convey, lease, assign, finance, mortgage, hypothecate, encumber or dispose of (directly or indirectly) (voluntarily or by operation of law) this lease, all or any portion of the Demised Premises or any interest in either this lease or the Demised Premises or with respect to landlord's reversionary or fee interest in the Demised Premises or portion thereof (any such event, a "Transfer"). For purposes of this Article 34, a Transfer shall be deemed to include any change in the ownership interests of Landlord or in BC provided that inter vivos or testamentary transfers or issuance of capital stock in BC to one or more family members of Simon Chetrit, or trusts in which all of the beneficial interest is held by one or more of such family members or a partnership or limited liability company in which all the capital and profits interests are held by such family members shall not be deemed a Transfer. As used herein, "family members" shall be limited to parents, siblings, children and grandchildren of Simon Chetrit and their respective spouses or any entity owned or controlled by any of them. Any Transfer in violation of this Article 34 shall be void ab initio.

            Section 34.2 (a) Tenant shall be obligated to either refinance or extend the maturity date of the Fee Mortgage at its stated maturity or upon acceleration of such Fee Mortgage (other than on account of a default by Landlord), at its sole cost and expense, and the failure to do so shall be a default under this lease, as more specifically provided in Article 20 hereof.

            (b) Landlord agrees that Tenant, at Tenant's sole cost and expense, shall have the right at any time and from time to time to Refinance the Fee Mortgage and that Landlord shall have no right or obligation in connection therewith, except as specifically stated in this Article 34. Such Refinancing shall:

                  (i) be one or more loans made by Lending Institution(s) and, at Tenant's option, may be secured by one or more mortgage liens on the Demised Premises (and at Tenant's election may also be a lien on the 417 Premises and may or may not at Tenant's election be cross-collateralized and cross-defaulted with the mortgage(s) on the 417 Premises, as well as, if Tenant so elects, other premises as well, provided that a default under the mortgage on such other premises shall not constitute a default under the Fee Mortgage on the Premises or the 417 Premises);

                  (ii) be non-recourse to Landlord except for those items set forth on Exhibit C;

                  (iii) be in the aggregate principal amount of no more than $55,000,000 as an encumbrance on Landlord's fee interest in the Demised Premises and, as the case may be, on the fee interest of the owner of the 417 Premises;

                  (iv) not permit the Lender to participate in the income derived by Landlord from the Demised Premises; and

                  (v) for so long as and only to the extent that the Lending Institution is Tenant (or an Affiliate thereof), no default interest shall be charged by such Lending Institution in respect of the Fee Mortgage or the portion thereof held by Tenant or its Affiliate.

            (c) Landlord authorizes Tenant, at any time Tenant deems it necessary or desirable, to seek to obtain any Refinancing of the Fee Mortgage, at any time and from time to time, and, in connection therewith, covenants and agrees to cooperate with Tenant and, if a mere confirmation of the effectiveness of the power of attorney granted Tenant is insufficient, to provide any information and to deliver any documentation reasonably required by the Fee Mortgagee in connection therewith. Except as provided in Exhibit C, nothing contained herein shall be deemed to impose any obligation on Landlord to execute and deliver any documents imposing personal liability on Landlord's principals. Accordingly, Landlord covenants and agrees that:

                  (i) Landlord shall execute and deliver the documents evidencing and/or securing each Fee Mortgage (collectively, the "Loan Documents") and shall also execute and deliver any other documents or affidavits reasonably required by each Fee Mortgagee and its title company in connection therewith (the "Loan Transaction Documents"); and

                  (ii) Landlord shall cooperate in satisfying any reasonable requests by each Fee Mortgagee that are part of its conditions precedent to closing the financing, including, without limitation, causing Landlord's counsel to deliver any opinions with respect to Landlord and, provided Tenant's counsel shall have delivered an opinion to Landlord that the Loan Documents are enforceable, which Landlord's counsel is specifically authorized to rely upon, an opinion as to the enforceability of the Loan Documents that may be reasonably required by each Fee Mortgagee, which opinion(s) shall be deemed part of the Loan Transaction Documents.

            (d) Tenant agrees that it shall pay all costs in connection with obtaining and closing such refinancing, including, without limitation, Landlord's reasonable counsel fees, and recording the Loan Documents.

            (e) Notwithstanding anything to the contrary in any Fee Mortgage, Landlord agrees that, whenever any Fee Mortgage provides for the release to Mortgagor of any (i) deposits held by such Mortgagee, (ii) condemnation awards,
(iii) insurance proceeds or (iv) any other amounts held by such Mortgagee (collectively, the "Released Funds"), such Released Funds are to be delivered to Tenant and, if same are delivered to Landlord, such Released Funds will be held in trust by Landlord and promptly delivered to Tenant.

                            ARTICLE 35. NOTICES, ETC

      Section 35.1. All notices, consents, demands and requests (collectively, "notices" and individually, a "notice") which are required or desired to be given by either party to the other shall be in writing. All notices by either party to the other shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address set forth below, personally delivered or sent by prepaid, overnight, national overnight courier ("Courier") to such address or at such other single address as it may from time to time designate in a notice to the other party. All notices to Landlord shall be addressed to The 44 BC Realty LLC, c/o Prince Management Corp., 498 Seventh Avenue, New York, New York 10036. Copies of all notices to Landlord shall be given in the same manner to Sukenik, Segal & Graff, P.C., 417 Fifth Avenue, New York, New York 10016, Attention: Jehoshua Graff, Esq. All notices to Tenant shall be addressed to PoleStar Forty-Fourth Property Associates LLC, c/o NorthStar Capital Partners, LLC, 527 Madison Avenue, 17th Floor, New York, New York 10022 Attention: W. Edward Scheetz. Copies of all notices to Tenant shall be given in the same manner to Robert J. Wertheimer, Esq., Battle Fowler LLP, 75 East 55th Street, New York, New York 10022,
Telephone: (212) 856-7000 and Facsimile (212) 339-9150 and to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022,
Attention: Benjamin F. Needell, Esq., Telephone: (212) 735-3000 and Facsimile
(212) 735-2000 or in either case, to such other one person or address as the party giving such notice shall have been previously notified from time to time by the party to whom such notice is given. Notices which are served upon Landlord or Tenant by Courier shall be deemed to have been given or served for all purposes hereunder on the business day next following the date on which such notice shall have been sent by Courier or personally served as aforesaid. Notices sent by certified mail shall be deemed delivered three (3) business days after same have been mailed. As a matter of convenience only, notices may be sent by telecopier, provided a hard copy is delivered as stated above, but the delivery by telecopy shall not accelerate the date delivery of such notice is deemed to have been received.

      Section 35.2. All notices which are required or desired to be given by either party to any Mortgagee shall be in writing. All notices to any Mortgagee shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to such Mortgagee at its address set forth in its respective mortgage of which, in the case of Leasehold Mortgages Landlord shall have been notified, and in case of Fee Mortgages Tenant shall have been notified, or personally delivered to such address, or at such other address as the Mortgagee in question may from time to time designate in a written notice to the party giving such notice.

Notices, which are served upon any Mortgagee in the manner aforesaid, shall be deemed to have been given or served for all purposes hereunder on the business day next following the date on which such notice shall have been mailed or personally served as aforesaid.

      Section 35.3. The parties hereby confer jurisdiction upon the Supreme Court of the State of New York, County of New York (or any successor court of similar jurisdiction) with respect to any judicial action or proceeding arising out of this lease or the relationship of the parties as landlord and tenant. Service of process in any such action or proceeding may be accomplished in the same manner as the giving of a notice under Section 35.1.

                         ARTICLE 36. INDEX AND CAPTIONS

      Section 36.1. The index and captions of this lease are for convenience and reference only, and in no way define, limit or describe the scope or intent of this lease, nor in any way affect this lease.

                               ARTICLE 37. VAULTS

      Section 37.1. This lease includes, as appurtenant to the Demised Premises but subject to such laws, permits, orders, rules and regulations as may be imposed by appropriate governmental authorities with respect thereto, any rights of Landlord, or which Landlord has authority to grant , in or to any vaults or other space in, under or over any adjoining avenue, street, highway or property, and Tenant shall take or cause to be taken all such action as may be appropriate to maintain the same, but if use of the same shall be discontinued, such discontinuance shall in no way affect the liability of Tenant to pay the rent and perform all the covenants contained in this lease. If any license or permit to use such vault or other space shall be revoked, Tenant shall, at its sole cost and expense, do and perform all such work as may be necessary to comply with any lawful order revoking the same.

      Section 37.2. No diminution of the amount of vault space used by Tenant or any subtenant shall entitle Tenant to any reduction or abatement of rent.

                  ARTICLE 38. RIGHT OF SET-OFF/TENANT REMEDIES

      Section 38.1 (a) Landlord acknowledges and agrees that there exists the right to set off (the "Set-Off") against any Fixed Annual Rent due under this lease and any Additional Payments due to BC by NS Member under the Operating Agreement (as such term is defined in the Operating Agreement) for an amount equal to the actual damages incurred by Tenant in connection with:

                  (i) any incorrect information in the Rent Roll attached as
                  Schedule 1 to the Agreement, any inaccurate representation or warranty in the Lease Assignment Agreement or the Security Deposit Agreement delivered by

                  Landlord on the date hereof pursuant to the Agreement, or any claim arising under the Landlord's Estoppel delivered in connection with the closing under the Agreement, subject to the provisions of the second sentence of Section 8(e)(ii) of the Agreement releasing BC from liability as Conforming Tenant Estoppels (as defined in the Agreement) are delivered;

                  (ii) any claims in respect of the Demised Premises for the period prior to the Commencement Date, including, without limitation, any obligation of Landlord under any of the Leases, which shall, in turn, include, without limitation, any unfinished Landlord work under the Leases, any payments due and owing any Tenant under any Leases in respect of or any inducements given to such tenants in respect of the execution and delivery of their Leases;

                  (iii) any fees or commissions payable to (A) S.L. Green Management Corp. and/or in connection with any Leases or any management agreement or other understanding or agreement for the Demised Premises (including, without limitation, any management or leasing fees and any termination or other fee or expense reimbursement payable pursuant to the terms of the existing Management Agreement), (B) any broker or consultant,
                  (C) any employees (or their union(s)) with respect to services rendered at the Premises prior to the Commencement Date, including, without limitation, claims made by such employees (or their unions) with respect to wages, fringe benefits, if any and pension, retirement and hospitalization plans, if any; and/or (D) any other service provider at the Demised Premises (any such Person, a "Prior Service Provider"), whether pursuant to a written or oral agreement with Landlord, its Affiliates, agents or representatives, which fees or commissions were on account of services provided prior to the date of this lease, and which were not paid in full by BC (all amounts due under subparagraph (ii) above and under this subparagraph (iii), a "Prior Fee"); and

                  (iv) any credits to Tenant in respect of the Apportionments set forth in Article 19 hereof.

            (b) With respect to any Set-Offs by Tenant pursuant to its rights under Section 38.1(a)(i) above, the following shall apply:

                  (i) If the right to Set-Off is on account of (A) any monetary matter, including, but not limited to, (I) the rent obligation (which shall include both fixed and additional rent obligations) of a tenant being lower than as stated in either the Rent Roll or the related Landlord Estoppel or (II) a misstatement in respect of a monetary obligation of Landlord (any such monetary matter, as provided in clauses (I) and/or
                  (II) above,, a "Monetary Deficiency"), Tenant shall have a dollar-for-dollar right of Set-Off in the amount of, but not exceeding, such Monetary Deficiency, during the period of the stated term of the lease to which such Monetary Deficiency corresponds, or (B) a non-monetary matter which has been misstated in either the Rent Roll or the related Landlord Estoppel (a "Non-Monetary Matter"), Landlord shall indemnify Tenant with respect thereto, but only to the extent of actual damages.

                  (ii) Unless a dispute exists, if Landlord shall fail to reimburse Tenant for any loss, cost or expense incurred by Tenant in connection with a Non-Monetary Matter (which shall include, without limitation, reasonable attorneys' fees) within twenty (20) days after Landlord's receipt of written request therefor from Tenant, which request shall include a reasonably detailed statement of the costs incurred by Tenant, Tenant shall have a right of Set-Off in respect of any amounts that are due and owing to Tenant in respect of said reimbursement; and

                  (iii) Any disputes between Landlord and Tenant with respect to the amount of the Set-Off in respect of a Monetary Matter or a Non-Monetary Matter shall be submitted to arbitration as provided in Article 44 hereof.

            (c) Any invoice or other claim or demand in respect of a Prior Fee shall be delivered to Landlord and Landlord shall have sixty (60) days from receipt of same to resolve same to Tenant's reasonable satisfaction. If Landlord is unable to resolve same in such sixty (60) day period, Tenant shall have the right to (i) pay the full amount (the "Offset Escrow Amount") of such invoice, claim or demand as demanded by such party into escrow with Landlord's counsel to be held pursuant to the provisions of Exhibit B of the Agreement in respect of the Downpayment, pending issuance of a judgment by a court of competent jurisdiction in such dispute or after settlement between Landlord and such Prior Service Provider and (ii) set off an amount equal to such payment against the Fixed Annual Rent. As a condition precedent to Tenant exercising its right of Set-Off, Tenant shall submit to Landlord reasonably satisfactory evidence that Tenant made such payment into escrow. Landlord shall be responsible for all costs and expenses in connection with said dispute, including, without limitation, all reasonable attorneys' fees and all costs incurred by Tenant with respect to such dispute and Tenant shall have a right of Set-Off with respect thereto if such costs and expenses are not promptly reimbursed to Tenant by Landlord after Tenant has (I) made a demand upon Landlord for such reimbursement and (II) submitted evidence reasonably satisfactory to Landlord that such expense has been incurred. If Landlord settles or pays in full the invoice, claim or demand in respect of the Prior Fee, Landlord shall be entitled to the Offset Escrow Amount relating to such invoice, claim or demand upon submission to Tenant of evidence, reasonably satisfactory to Tenant, that the Prior Fee has either been paid in full or settled.

            (d) In addition to the aforesaid Set-Off Rights, in the event of a breach or a threatened breach by Landlord of any of its covenants hereunder, Tenant shall have the right to seek injunctive relief and the right to invoke the remedy of specific performance, as determined by Tenant in its sole discretion.

            (e) If (i) Tenant is unable to consummate a Refinancing, (ii) Master Sublessee or any sublessee is unable to consummate a Refinancing, or (iii) Tenant, Master Sublessee or any sublessee is unable to make a Tenant Transfer as a result of a Title Objection which has not been removed or cured by Landlord within sixty (60) days after Landlord's receipt of notice in connection therewith, the amount to remove or cure such Title Objection shall be treated as if it was a Prior Fee under Section 38.1(c) above.

            (f) Except as specifically set forth in this Article 38, Tenant shall have no other right of Set-Off.

                 ARTICLE 39. INVALIDITY OF PARTICULAR PROVISION

      If any term or provision of this lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law, with the parties hereto covenanting to nonetheless negotiate in good faith, in order to agree the terms of a mutually satisfactory provision to be substituted for the term or provision which is void or unenforceable.

                     ARTICLE 40. AUTOMATIC EXTENSION OF TERM

      Section 40.1.

            (a) In the event that there is a Non-Permitted Encumbrance and as a result thereof (i) Landlord is unable to deliver title to the Demised Premises in accordance with the terms of the Option Agreement (unless BC is ready, willing and able to deliver the Purchase Right pursuant to Section 10.07 of the Operating Agreement); (ii) BC is unable to deliver the Purchase Right pursuant to Section 10.07 of the Operating Agreement (unless Landlord is ready, willing and able to deliver title to the Demised Premises in accordance with the terms of the Option Agreement); (iii) Tenant, Master Sublessee or any subtenant is unable to effectuate a Refinancing or a Tenant Transfer; or (iv) there has been a Material Breach of Representation (as defined in Section 10(d) of the Option Agreement) (and such Non-Permitted Encumbrance or Material Breach of a Representation is not resolved in the manner provided in Section 38.1(c) with respect to a Prior Fee) (any such event, a "Landlord Title Failure"), then the term of this lease is automatically extended for an additional period of seventy-four (74) years (the "Extended Term") at the Fixed Rent set forth on Schedule B. The Extended Term shall commence on February 6, 2023 and end on February 5, 2097.

            (b) Notwithstanding anything contained herein to the contrary, until such time as Landlord has cured or removed such Landlord Title Failure, the Fixed Annual Rent as provided in Schedule A or Schedule B, as the case may be, for the period commencing on the date of such failure shall be paid to and held in escrow by Landlord's counsel and shall be paid over to Landlord (together with any interest accrued thereon) only upon the closing of title in accordance with the terms of the Option, the consummation of the Purchase Right pursuant to the Operating Agreement, or the closing of the Refinancing or Tenant Transfer, as the case may be, all subject to the provisions of Article 38 hereof, provided, however, if Landlord or BC has wilfully caused the Landlord Title Failure, as determined by a court of competent jurisdiction, then the payments required to be made by Tenant pursuant to this lease as shown on Schedule A or Schedule B, as the case may be, for the period from the time of such failure shall be waived by Landlord and shall not be required to be paid by Tenant notwithstanding any other provision in this lease to the contrary and if previously deposited in escrow prior to such determination shall be returned to Tenant (together with any interest accrued thereon).

      Section 40.2 The extension shall be upon the same terms, covenants and conditions as are contained in this lease, except for the Fixed Annual Rent which shall be as set forth on Schedule B annexed hereto, duration of the term and such provisions in this lease which by their terms are only applicable to the Initial Term of this lease.

                      ARTICLE 41. MISCELLANEOUS PROVISIONS

      Section 41.1. Every term, condition, agreement or provision contained in this lease shall be deemed to be also a covenant.

      Section 41.2. The specified remedies to which either party may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which that party may be lawfully entitled in case of any breach or threatened breach by the other party of any provision of this lease, and either party shall be entitled to the restraint by injunction of any violation or attempted or threatened violation of any of the terms or provisions of this lease.

      Section 41.3. The failure of either party to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. A receipt and acceptance by Landlord of rent or any other payment, or the acceptance or performance by either party of anything required by this lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent or other charge) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent or other charge then unpaid by Tenant. No waiver by either party of any term, covenant, condition, provision or agreement of this lease shall be deemed to have been made unless expressed in writing and signed by that party.

      Section 41.4. This lease may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

      Section 41.5. In the event of any Unavoidable Delays under this lease, the time of performance of the covenants and obligations under this lease in question (which shall in no event include any requirement for the payment of a sum of money) shall automatically be extended for a period of time equal to the aggregate period of the Unavoidable Delays.

      Section 41.6. Any notice, waiver, certificate under Article 26, or modification of this lease, signed on behalf of a party by one of its general partners (if such party is a general or limited partnership or by one of its directors or its president, executive vice president, vice-president or secretary (if such party is a corporation) shall be binding upon that party and the other party may rely thereon (as well as any third party expressly entitled under this lease to rely thereon) without any inquiry into or evidence of the authority of the signatory.

      Section 41.7. This lease shall be governed by, and construed and enforced in accordance with, the laws of the State of New York and without aid of any canon or rule of law requiring construction against the party drawing or causing this lease or any provision thereof to be drawn.

      Section 41.8. All terms and words used in this lease, regardless of the number or gender in which they are used, shall be deemed to include-any other number, or any other gender, as the context may require.

      Section 41.9. The terms "herein," "hereby," "hereof," "hereunder," and words of similar import, shall be construed to refer to this lease as whole, and not to any particular Article or Section, unless expressly so stated.

      Section 41.10. If either party shall be in default in the performance of any of its obligations under this lease after the applicable grace period, if any, then and in addition to any other right or remedy of the non-defaulting party, the defaulting party shall promptly reimburse the non-defaulting party for any reasonable counsel fees and disbursements incurred by the non-defaulting party in enforcing its rights hereunder or at law or in equity.

      Section 41.11. The provisions of this lease shall not be construed for the benefit of any third party, except as otherwise provided herein.

      Section 41.12. This lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

      Section 41.13. Nothing contained in this lease shall be deemed to create a partnership or other joint venture between the parties.

                         ARTICLE 42. FURTHER ASSURANCES

      Section 42.1. From time to time, each party hereto shall, within five (5) Business Days after a request therefor by the other party and at such party's sole cost and expense, furnish such additional consents and other instruments and information as may be reasonably required to implement the provisions of this lease and the intentions of the parties or to confirm or perfect any right to be created or transferred hereunder.

               ARTICLE 43. COVENANTS BINDING ON RESPECTIVE PARTIES

      Section 43.1. Subject to the provisions of Articles 23 and 31, the terms, conditions, covenants, provisions and undertakings herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

                             ARTICLE 44. ARBITRATION

      Section 44.1. In such cases where this lease provides for the settlement of a dispute by arbitration, such arbitration shall be made by the American Arbitration Association (or any successor body of comparable function reasonably satisfactory to the parties) in the City, County, and State of New York in accordance with the rules then obtaining of said Association (or such successor) and a judgment upon the award may be entered in any court, federal or state, having jurisdiction therefor. Any Fee Mortgagee and any Leasehold Mortgagee shall have the right to participate in any such arbitration, and prompt notice thereof shall be given to each Fee Mortgagee and each Leasehold Mortgagee by the party requesting such arbitration, provided and to the extent such party shall have been previously notified of the name and address of such Mortgagees. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and of presenting its own proof and each party shall act in good faith and in a commercially reasonable manner in respect of its obligations under this Article
44. The arbitrators shall (i) have at least ten (10) years experience in real estate matters similar to the matter being arbitrated and (ii) not be affiliated with any party.

                 ARTICLE 45. RIGHT TO PURCHASE AFTER TERMINATION

      Section 45.1. If there is a valid and legal termination of this lease pursuant to its terms, which termination occurs on or after April 1, 2008, and no Leasehold Mortgagee has exercised the right pursuant to Article 24 hereof to obtain a new lease, Landlord will so notify Optionee and NS Member at the address set forth above for Tenant (or to such other person and at such other address as Landlord shall have been previously notified by Optionee at its address for notices). In such event, either Optionee shall have the right to exercise the Option and to acquire the Demised Premises pursuant to the terms of the Option Agreement, or NS Member shall have the right to acquire the Acquired Interests as provided in Section 10.07 of the Operating Agreement, provided, however, (i) if within thirty (30) days of Optionee's or NS Member's actual receipt of such notice, Optionee fails to exercise its right to the Option or, as the case may be, NS Member fails to exercise its right to acquire the Acquired Interest or
(ii) in the alternative, if Landlord fails to notify Optionee and/or NS Member and Optionee or NS Member has not, within sixty (60) days from the date of the valid and legal termination of the lease, exercised the Option, or, as the case may be, its right to acquire the Acquired Interest Optionee's right to exercise the Option shall be deemed terminated.

            IN WITNESS WHEREOF, the parties hereto have duly executed this lease as of the day and year first above written.

                                    LANDLORD:

                                    THE 44 BC REALTY LLC

                                    By:  THE 44TH B.C. REALTY CORP.


                                    By:___________________________________
                                          Name: Joseph Chetrit
                                          Title: Vice President

           Signatures Continued on Next Page of Lease - 44th Street

                                    TENANT:

                                    POLESTAR FORTY-FOURTH PROPERTY
                                    ASSOCIATES LLC


                                    By:___________________________________
                                          Name: W. Edward Scheetz
                                          Title: President

                  Final Signature Page of Lease - 44th Street

State of New York       )
                        )     ss.:
County of New York      )


            On the __th day of February in the year 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared Joseph Chetrit, personally known to me or proved to me on the basis of satisfactory evidence to be the same individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.


                                          ------------------------------

                                          [Seal]

State of New York       )
                        )     ss.:
County of New York      )


            On the __th day of February in the year 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared W. Edward Scheetz, personally known to me or proved to me on the basis of satisfactory evidence to be the same individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.


                                          ------------------------------

                                          [Seal]

                                    Exhibit A
                                    ---------

                               Description of Land

                                    Exhibit B
                                    ---------

                               Memorandum of Lease

                                    Exhibit C
                                    ---------

                           Exceptions to Non-Recourse

            Landlord shall be personally liable at all times for (i) the misapplication of (a) any insurance proceeds paid under any insurance policies by reason of damage, loss, or destruction to the Premises or (b) proceeds or awards resulting from condemnation or other taking in lieu of condemnation of any portion of the Premises or (c) tenant security deposits, but solely to the extent any of the foregoing items have actually been received and misapplied by Landlord, and (ii) any damages to Lender resulting from any fraud or intentional misrepresentation made by Landlord.

                                    Exhibit D
                                    ---------

                       Pre-Existing Environmental Matters

            Those matters shown on the Property Condition Assessment and the Phase I Environmental Site Assessment, both dated December 15, 1997, in respect of the Premises prepared by Certified Environments Inc.

                                    Exhibit E
                                    ---------

                                 JEWISH HOLIDAYS

                              Rosh Hashanah (Both Days)
                              Yom Kippur
                              Succot (First 2 Days)
                              Shemini Atzeret
                              Simchat Torah
                              Passover (First 2 Days and Last 2 Days)
                              Shavuot (Both Days)

                                   Schedule A
                                   ----------

                                Fixed Annual Rent

                                   Schedule B
                                   ----------

                     Fixed Annual Rent During Extension Term

                                   Schedule C
                                   ----------

                                     LEASES


                                      -70-